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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ION Geophysical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 SPECIAL MEETING OF SHAREHOLDERS
To Be Held November 30, 2018

November 1, 2018

To ION's Shareholders:

        You are cordially invited to attend a Special Meeting of Shareholders of ION Geophysical Corporation, which will be held on November 30, 2018, at 10:30 a.m., Central Time, in the offices of the Company located at 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042.

        During the Special Meeting, shareholders will vote on certain amendments to the Company's Second Amended and Restated 2013 Long-Term Incentive Plan (the "2013 LTIP") including an increase in the total number of shares of our common stock available for issuance under the 2013 LTIP and elimination of the restriction on the number of shares in the 2013 LTIP that can be issued as full value awards.

        The accompanying Special Meeting Proxy Statement contains complete details on this proposal. Your understanding of and participation in the Special Meeting are important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote your shares as soon as practicable.

        Thank you for your continued support of ION Geophysical Corporation. We look forward to seeing you on November 30, 2018.

Sincerely,

R. Brian Hanson President and Chief Executive Officer

ION GEOPHYSICAL CORPORATION
2105 CityWest Boulevard, Suite 100
Houston, Texas 77042-2855
(281) 933-3339

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held November 30, 2018

        ION Geophysical Corporation (the "Company", or "ION") will hold a Special Meeting of Shareholders (the "Special Meeting") in the offices of ION located at 2105 CityWest Boulevard, Suite 100, Houston, Texas, 77042, on November 30, 2018, at 10:30 a.m., Central Time, to approve certain amendments to the Company's Second Amended and Restated 2013 Long-Term Incentive Plan (the "2013 LTIP") including an increase in the total number of shares of our common stock available for issuance under the 2013 LTIP and elimination of the restriction on the number of shares in the 2013 LTIP that can be issued as full value awards.

        ION's Board of Directors has set October 29, 2018, as the record date for the Special Meeting. This means that owners of ION common stock at the close of business on that date are entitled to receive this notice and vote at the Special Meeting and any adjournments or postponements of the Special Meeting. Each share of our common stock is entitled to one vote. As of the record date, there were 14,117,298 shares of our common stock outstanding.

        If you are the registered owner of shares of our common stock as of the record date, you may vote those shares by attending the Special Meeting and voting in person.

        Your vote is very important, and your prompt cooperation in voting your proxy is greatly appreciated. If you are unable to attend the meeting, we urge you to vote by proxy in any one of the following three ways:

  •
  VIA THE INTERNET, which we encourage if you have Internet access, at the address shown on your proxy card;

  •
  BY TELEPHONE, using the toll-free telephone number shown on the proxy card; or

  •
  BY MAIL, by completing, signing and returning the enclosed proxy card in the postage-paid envelope.

By Authorization of the Board of Directors

Matthew Powers Executive Vice President, General Counsel and Corporate Secretary

November 1, 2018
Houston, Texas

ION GEOPHYSICAL CORPORATION
2105 CityWest Boulevard, Suite 100
Houston, Texas 77042-2855
(281) 933-3339

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
To be Held on November 30, 2018

GENERAL INFORMATION

        This Special Meeting Proxy Statement ("Proxy Statement") is furnished to stockholders of ION Geophysical Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Company's Special Meeting of Stockholders (the "Special Meeting") to be held on November 30, 2018, at 10:30 a.m., Central Time, in the offices of the Company located at 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042-2855, and at any adjournments or postponements thereof. In this Proxy Statement, references to "ION," the Company, "we," "us," "our" and similar expressions refer to ION Geophysical Corporation, unless the context of a particular reference provides otherwise.

        The proxy materials, including this Proxy Statement and the proxy card, are first being distributed and made available on or about November 1, 2018.

        The mailing address of our principal executive offices is 2105 CityWest Boulevard, Suite 100, Houston, Texas, 77042. All properly completed and returned proxies for the Special Meeting will be voted at the Special Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the Special Meeting. The proxies also may be voted at any adjournments or postponements of the Special Meeting.

        As stated in the accompanying Notice of Special Meeting of Stockholders, we will hold the Special Meeting to approve certain amendments to the Company's Second Amended and Restated 2013 Long-Term Incentive Plan (the "2013 LTIP") including an increase in the total number of shares of our common stock available for issuance under the 2013 LTIP and elimination of the restriction on the number of shares in the 2013 LTIP that can be issued as full value awards.

Important Notice Regarding the Availability of Proxy Materials
For the Special Shareholders' Meeting to be held on November 30, 2018

        The Proxy Statement is available at www.iongeo.com under "Investor Relations—Investor Materials—Annual Reports, Quarterly Reports & Proxy Statement."

ABOUT THE SPECIAL MEETING

What is the purpose of the Special Meeting?

        The purpose of the Special Meeting is to vote on certain amendments to the Second Amended and Restated 2013 Long-Term Incentive Plan (the "2013 LTIP") including an increase in the total number of shares of our Common Stock available for issuance under the 2013 LTIP and elimination of the restriction on the number of shares in the 2013 LTIP that can be issued as full value awards. See the proposal on page 50 and Annex A for complete details on the amendments.

What is a proxy, a proxy solicitation and a proxy statement?

        A proxy is your legal designation of another person to vote the stock you own on your behalf. That other person is also referred to as a "proxy." A proxy solicitation is a request that a corporate shareholder authorize another person to cast the shareholder's vote at a corporate meeting. Our Board has designated R. Brian Hanson and James M. Lapeyre, Jr. as proxies for the Special Meeting. By completing and submitting the enclosed proxy card, you are giving Mr. Hanson and Mr. Lapeyre the authority to vote your shares in the manner you indicate on your proxy card. A proxy statement is an informational document that the regulations of the Securities and Exchange Commission ("SEC") require us to give you when we ask you, in a proxy solicitation, to sign a proxy card designating individuals as proxies to vote on your behalf.

Who is soliciting my proxy?

        Our Board is soliciting proxies on its behalf to be voted at the Special Meeting. All costs of soliciting the proxies will be paid by ION. Copies of solicitation materials will be furnished to banks, brokers, nominees and other fiduciaries and custodians to forward to beneficial owners of Common Stock held by such persons. ION will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of ION's directors, officers and other employees, without extra compensation, might supplement this solicitation by telephone, personal interview or other communication. ION has also retained Georgeson LLP to assist with the solicitation of proxies from banks, brokers, nominees and other holders, for a fee not to exceed $11,500 plus reimbursement for out-of-pocket expenses.

What are the voting rights of holders of Common Stock?

        Each outstanding share of Common Stock is entitled to one vote on each matter considered at the Special Meeting.

What is the difference between a "shareholder of record" and a shareholder who holds stock in "street name"?

        If your shares are registered directly in your name, you are a shareholder of record. If your shares are registered in the name of your broker, bank or similar organization, then you are the beneficial owner of shares held in street name.

Where will the Special Meeting be held?

        The Special Meeting will be held on the 1st Floor of 2105 CityWest Boulevard in Houston, Texas.

        Directions:    The site for the Special Meeting is located on CityWest Boulevard off of West Sam Houston Parkway South ("Beltway 8"), near the intersection of Beltway 8 and Briar Forest Drive. Traveling south on the Beltway 8 feeder road after Briar Forest Drive, turn right on Del Monte Drive. Enter Garage Entrance 3 on your immediate left. Advise the guard that you are attending the ION Special Meeting. You may be required to show your driver's license or other photo identification.

The guard will then direct you where to park in the visitors section of the parking garage. The guard can also direct you to 2105 CityWest Boulevard, which is directly south of the garage. Once in the building, check in at the security desk where you will then be directed to the first floor receptionist.

What is the record date and what does it mean?

        The record date for the Special Meeting is October 29, 2018. The record date is established by the Board as required by Delaware law (the state in which we are incorporated). Holders of Common Stock at the close of business on the record date are entitled to receive notice of the Special Meeting and vote at the Special Meeting and any adjournments or postponements of the Special Meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock constitutes a quorum. We need a quorum of shareholders to hold a validly convened Special Meeting. If you have submitted your proxy, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the Special Meeting, without prior notice other than by announcement at the Special Meeting, until the required quorum is present. As of the record date, 14,117,298 shares of Common Stock were outstanding. Thus, the presence of the holders of Common Stock representing at least 7,058,650 shares will be required to establish a quorum. Abstentions will be counted for purposes of establishing a quorum.

How are abstentions and broker non-votes counted?

        Abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions are treated as votes cast and will have the same effect as a vote against the proposal. Broker non-votes are not counted as votes cast.

What are broker non-votes?

        A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the beneficial owner has not provided any voting instructions to the broker on that matter. NYSE rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. If a proposal is not routine, the broker may vote on the proposal only if the owner has provided voting instructions. If a broker does not receive voting instructions for a non-routine proposal, the broker will return a proxy card without a vote on that proposal, which is usually referred to as a "broker non-vote." The proposal to amend our 2013 LTIP is not considered to be a routine matter under current NYSE rules, so your broker will not have discretionary authority to vote your shares held in street name at the Special Meeting.

What is the effect of not voting?

        It depends on how ownership of your shares is registered. If you are a shareholder of record, your unvoted shares will not be represented at the Special Meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not be treated as a vote for or against a proposal. Depending on the circumstances, if you own your shares in street name, your broker or bank may represent your shares at the Special Meeting for purposes of obtaining a quorum.

How do I vote?

        You may vote your shares in any of the following four ways:

  1.
  Via the Internet.    You may vote your shares via the Internet by following the instructions on your proxy card. If you own your shares in "street name" or in a nominee account, you may place your vote through the Internet by following the instructions on the proxy card provided by your broker, bank or other holder of record.

  2.
  By Telephone.    You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. If you own your shares in "street name" or in a nominee account, you may place your vote by telephone by following the instructions on the proxy card provided by your broker, bank or other holders of record.

  3.
  By Mail.    Mark your voting instructions on, and sign and date, the proxy card and return it to Matthew Powers. Executive Vice President, General Counsel and Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042-2855. If you mail your proxy card, Mr. Powers must receive it before the polls close at the Special Meeting.

  4.
  In Person.    You may deliver your completed proxy in person at the Special Meeting. If your shares are held in "street name" or a nominee account, you will need to obtain a proxy form from the institution that holds your shares in order to vote at the Special Meeting. The Board recommends that you vote by one of the three methods above even if you plan to attend the Special Meeting.

How can I revoke a proxy?

        A shareholder can revoke a proxy prior to the vote at the Special Meeting by (a) giving written notice to the Corporate Secretary of ION, (b) delivering a later-dated proxy or (c) voting in person at the Special Meeting. Written notice to the Corporate Secretary should be sent to Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042-2855. If you hold shares through a bank or broker, you must contact that bank or broker in order to revoke any prior voting instructions.

What are my voting choices?

        In voting on the proposed amendments to the 2013 LTIP to increase the total number of shares of our Common Stock available for issuance under the 2013 LTIP and eliminate the restriction on the number of shares in the 2013 LTIP that can be issued as full value awards, shareholders may vote in one of the following ways:

  (a)
  for the proposal,

  (b)
  against the proposal or

  (c)
  abstain from voting.

        The proposal to approve the amendments to the 2013 LTIP requires a majority of the votes cast FOR the proposal.

        The Board recommends a vote "FOR" the proposal.

Could other matters be decided at the Special Meeting?

        No. Our Bylaws provide that business transacted at any special meeting of shareholders shall be limited to the purposes stated in a resolution approved by a majority of the Board or a committee designated for such purpose by the Board.

Will I have electronic access to the proxy materials?

        The notice of Special Meeting and Proxy Statement are posted on ION's Internet website at www.iongeo.com under "Investor Relations-Investor Materials-Annual Reports, Quarterly Reports & Proxy Statement".

 OWNERSHIP OF EQUITY SECURITIES OF ION

        Except as otherwise set forth below, the following table sets forth information as of October 15, 2018, with respect to the number of shares of Common Stock owned by (i) each person known by us to be a beneficial owner of more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Except where information was otherwise known by us, we have relied solely upon filings of Schedules 13D and 13G to determine the number of shares of our Common Stock owned by each person known to us to be the beneficial owner of more than 5% of our Common Stock as of such date.

Name of Owner	Common Stock(1)	Rights to Acquire(2)	Restricted Stock(3)	Percent of Common Stock(4)
BGP Inc., China National Petroleum Corporation(5)	1,585,969			11.2%
James M. Lapeyre, Jr.(6)	1,280,190		2,500	9.1%
Laitram, L.L.C.(7)	979,816			6.9%
Invesco Ltd.(8)	924,292			6.5%
Wasserstein Debt Opportunities Management, LP et al.(9)	732,471			5.2%
Empery Asset Management, LP(10)	727,250			5.2%
Footprints Asset Management & Research, Inc.(11)	722,398			5.1%
Steven A. Bate	102,369	47,422	11,665	1.1%
David H. Barr	22,933		2,500	*
R. Brian Hanson	20,299	45,857	23,332	*
Michael C. Jennings	12,933		2,500	*
Franklin Myers	20,000		2,500	*
S. James Nelson, Jr.	14,266		2,500	*
John N. Seitz	16,259		2,500	*
HuaSheng Zheng	373		1,875	*
Matthew R. Powers	2,804	12,666	12,666	*
Christopher T. Usher	49,085	25,957	4,599	*
Kenneth G. Williamson	71,674	51,880	5,833	*
All directors and executive officers as a group (14 Persons)	1,683,927	216,866	81,802	13.8%

*
Less than 1%

(1)
Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are unvested restricted stock holdings or (ii) may be acquired through stock option exercises.

(2)
Represents shares of Common Stock that may be acquired upon the exercise of stock options held by our officers and directors that are currently exercisable or will be exercisable on or before December 14, 2018.

(3)
Represents unvested shares subject to a vesting schedule, forfeiture risk and other restrictions. Although these shares are subject to risk of forfeiture, the holder has the right to vote the unvested shares unless and until they are forfeited.

(4)
Assumes shares subject to outstanding stock options that such person has rights to acquire upon exercise, presently and on or before December 14, 2018, are outstanding.

(5)
The address for BGP Inc., China National Petroleum Corporation is No. 189 Fanyang Middle Road, ZhuoZhou City, HeBei Province 072750 P.R. China.

(6)
The shares of Common Stock held by Mr. Lapeyre include 129,402 shares that Mr. Lapeyre holds as a custodian or trustee for the benefit of his children, 979,816 shares owned by Laitram, and

  699 shares that Mr. Lapeyre holds as a co-trustee with his wife for the benefit of his children, in all of which Mr. Lapeyre disclaims any beneficial interest. Please read note 7 below. Mr. Lapeyre has sole voting power over only 172,773 of these shares of Common Stock.

(7)
The address for Laitram, L.L.C. is 220 Laitram Lane, Harahan, Louisiana 70123. Mr. Lapeyre is the President and Chief Executive Officer of Laitram. Please read note 6 above. Mr. Lapeyre disclaims beneficial ownership of any shares held by Laitram.

(8)
The address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

(9)
Based on the Schedule 13G filed on October 26, 2018, as of September 21, 2018, Wasserstein Debt Opportunities Management, LP, WDO Management GP, LLC, Rajay Bagaria and Joseph Dutton had shared voting and dispositive power with respect to 723,021 shares of Common Stock. Additionally, Ray Bagaria had sole voting and dispositive power for 9,450 shares. Messrs. Bagaria and Dutton each disclaim any beneficial ownership of any shares of Common Stock in excess of their actual pecuniary interest therein. Their address is 1185 Avenue of the Americas, Suite 100, New York, New York 10036.

(10)
The address for Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(11)
The address for Footprints Asset Management & Research, Inc. is 11422 Miracle Hills Drive, Suite 208, Omaha, Nebraska 68154.

 EXECUTIVE COMPENSATION

        Introductory note: Under the rules of the SEC, because our shareholders will be taking action with respect to the 2013 LTIP at the Special Meeting, we are required to furnish the following information with respect to our executive compensation. In accordance with these rules, all information in the following "Executive Compensation" section of this Proxy Statement has been taken from our proxy statement for our 2018 Annual Meeting held May 16, 2018. The following discussion of executive compensation contains descriptions of various employee benefit plans and employment-related agreements. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans and agreements, which are filed or incorporated by reference as exhibits to our annual report on Form 10-K (as amended) for the year ended December 31, 2017.

 Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the Compensation Committee of the Company's Board of Directors, a discussion of the background and objectives of our compensation programs for our senior executives, and a discussion of all material elements of the compensation of each of the executive officers identified in the following table, whom we refer to as our named executive officers ("NEOs"):

Name	Title
R. Brian Hanson	President, Chief Executive Officer and Director
Steven A. Bate	Executive Vice President and Chief Financial Officer
Matthew R. Powers	Executive Vice President, General Counsel and Corporate Secretary
Christopher T. Usher	Executive Vice President and Chief Operating Officer, Operations Optimization
Kenneth G. Williamson	Executive Vice President and Chief Operating Officer, E&P Technology & Services

Executive Summary

        General.    Our executive compensation program provides our NEOs with total annual compensation that includes three principal elements: base salary, performance-based annual non-equity incentive plan compensation (annual cash bonuses), and long-term equity-based incentive awards. (For the purposes of this Compensation Discussion and Analysis, our stock appreciation rights awards ("SARs") are categorized as long-term equity-based incentive awards because, while they are cash-settled, their value is determined by the spread between the price of the Company's common stock on the date they are granted and the price of the Company's common stock on date they are exercised). A significant portion of each NEOs' total annual compensation is performance based and is at risk and dependent upon our Company's achievement of specific, measurable performance goals. Our performance-based pay closely aligns our NEOs' interests with those of our shareholders and promotes the creation of shareholder value, without encouraging excessive risk-taking. In addition, our equity programs, combined with our executive share ownership requirements are designed to reward long-term stock performance and encourage investment in the Company.

        Restoration of Base Salaries.    Due to the difficulties the Company, its customers, and the industry experienced in the recent downturn, base salaries for all of our NEOs were decreased by 10% on April 27, 2015. This decrease remained in effect throughout 2016 and most of 2017. In consultation with the Compensation Committee, the Company restored base salaries of our NEOs to their April 26, 2015 levels in August 2017. In total, base salary reductions remained in place for approximately 27 months.

        Annual Bonus Incentive Plan.    Payments under our annual cash bonus incentive plan for 2017 (which were made in February 2018) reflected the Company's performance and the level of achievement of our 2017 plan performance goals. NEOs' bonus targets range from 60% to 100% of their annual base salaries. In 2014, NEOs (other than the CEO) could earn up to 200% of their bonus targets in a given year, depending on their individual performance and the performance of the Company. Commencing in 2015, in view of the extremely challenging business climate that the Company faced, the Compensation Committee reduced the maximum amount earnable by these NEOs to 125% of their respective targets. This cap was continued through 2016 but lifted in 2017 in view of the improved performance of the Company and improved business climate. The total dollars that could have been achieved under the bonus plan pool were increased from $9.2 million in 2016 to a maximum of $14 million in 2017.

        The Compensation Committee determined that the bonus available for awards paid to our NEOs under the 2017 plan should be based on a combination of long-term strategic initiatives and cash generation goals. In early 2018, the Compensation Committee reviewed the Company's progress towards the achievement of the strategic initiatives and cash generated from operations, and approved a bonus for each NEO based on each individual's achievement of key objectives and company performance. In approving the individual awards to our NEOs in February 2018, the Compensation Committee noted that our NEOs' efforts had helped to drive our cash generation objectives during the most challenging economic period for our industry in several decades, helped position us to take advantage of the next upturn in the energy cycle by pursuing the long-term strategic initiatives, and helped us to achieve substantial year-over-year improvements from 2016.

        Equity Investment Program and Early Exercise of SARs.    In 2016, the Compensation Committee awarded SARs to several of its key employees, including all of the NEOs, with the intent of keeping the management team highly focused on executing the Company's strategy to drive recovery in the Company's stock price. These SARs were scheduled to vest in three equal tranches—on March 1 of 2017, 2018 and 2019, respectively—and had a ceiling of $22.50 a share. Because of the significant upward movement in the Company's stock price in 2017, the Compensation Committee perceived a real possibility of the stock price hitting or exceeding $22.50 per share in the first quarter of 2018, which would have resulted in the automatic exercise of the SARs and a cash obligation to the Company of approximately $13 million. In order to minimize the potential cash flow impact of such an auto-exercise of the SARs in the first quarter of 2018, to mitigate the ongoing mark to market accounting requirements for cash-settled SARs, and to afford the SARs participants liquidity to invest in common stock of the Company in connection with an equity investment program (described below), the Compensation Committee accelerated the vesting of the second tranche of these SARs awards from March 1, 2018 to December 13, 2017. Additionally, in order to encourage the Company's executive officers and other key employees to purchase common stock of the Company and further align their interests with those of the Company's shareholders, the Board authorized and approved an equity investment program (the "EIP"), pursuant to which all of the NEOs, and certain other key employees of the Company, were permitted, but not obligated, to purchase unregistered shares of common stock of the Company directly from the Company at market prices. In connection with any such purchases, the Compensation Committee authorized and approved a grant, by the Company, to such purchasing NEOs and other key employees, of a certain number of shares of restricted stock. The Compensation Committee also authorized and approved to grant the EIP participants a certain number of shares of restricted stock in connection with certain purchases of shares of the Company's common stock in the open market. Specifically, for each five (5) shares directly purchased from the Company or in the open market between December 13, 2017 and December 31, 2017, the Company agreed to issue one (1) share of restricted stock, subject to certain limitations as to the total number of restricted shares to be issued by the Company. Grants of the restricted stock occurred on March 1, 2018, and will vest ninety days thereafter, subject to the other terms and conditions of the Company's form of restricted stock agreement and the Company's long-term incentive plan. All of the NEOs, and many additional key employees, elected to exercise their first two tranches of SARs on December 15, 2017, and elected to participate in the EIP. Based on the continued rise in our stock price, the early exercise of these SARs by our NEOs and several other employees saved the Company about $7 million of cash in 2018.

        Except for the award of restricted stock in connection with the EIP, the Compensation Committee approved equity compensation for only one NEO in 2017: Mr. Powers, who was awarded restricted stock and stock options in connection with his promotion to General Counsel, Corporate Secretary and Executive Vice President in 2017.

 Corporate Governance

Compensation Committee

        The Compensation Committee of our Board reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our NEOs and oversees matters relating to our employee compensation and benefit programs. No member of the Compensation Committee is an employee of ION. The Board has determined that each member of the Compensation Committee satisfies the definition of "independent" as established in the NYSE corporate governance listing standards. In determining the independence of each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether the director has a relationship to our Company that is material to the director's ability to be independent from management in the execution of his duties as a Compensation Committee member, including, but not limited to:

  •
  the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to the director; and

  •
  whether the director is affiliated with our Company, a subsidiary or affiliate.

        When considering the director's affiliation with us for purposes of independence, the Board considered whether the affiliate relationship places the director under the direct or indirect control of our Company or its senior management, or creates a direct relationship between the director and members of senior management, in each case, of a nature that would impair the director's ability to make independent judgments about our executive compensation.

        The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. A copy of the charter can be viewed on our website at http://ir.iongeo.com/phoenix.zhtml?c=101545&p=irol-govhighlights. For a description of the responsibilities of the Compensation Committee, see "Item 1.—Election of Directors—Committees of the Board—Compensation Committee" above.

        During 2017, the Compensation Committee met four times.

Compensation Consultants

        The Compensation Committee has the authority and necessary funding to engage, terminate and pay compensation consultants, independent legal counsel and other advisors in its discretion. Prior to retaining any such compensation consultant or other advisor, the Compensation Committee evaluates the independence of such advisor and evaluates whether such advisor has a conflict of interest. In 2015 and 2016, the Compensation Committee engaged Aon Hewitt to provide advisory services with regard to the preparation of the proxy statement. No advisory services were utilized for this year's proxy statement.

Role of Management in Establishing and Awarding Compensation

        On an annual basis, our Chief Executive Officer, with the assistance of our Human Resources department, recommends to the Compensation Committee any proposed increases in base salary, bonus payments and equity awards for our NEOs other than himself. No NEO is involved in determining his own salary increase, bonus payment or equity award. When making officer compensation recommendations, our Chief Executive Officer takes into consideration compensation benchmarks, which include industry standards for similar sized organizations serving similar markets, as well as comparable positions, the level of inherent importance and risk associated with the position and function, and the executive's job performance over the previous year. See "—Objectives of Our Executive Compensation Programs—Benchmarking" and "—Elements of Compensation—Base Salary" below.

        Our Chief Executive Officer, with the assistance of our Human Resources department and input from our senior management, also formulates and proposes to the Compensation Committee an employee bonus incentive plan for the ensuing year. For a description of our process for formulating the employee bonus incentive plan and the factors that we consider, see "—Elements of Compensation—Bonus Incentive Plan" below.

        The Compensation Committee reviews and approves all compensation and awards to NEOs and all bonus incentive plans. With respect to equity compensation awarded to employees other than NEOs, the Compensation Committee reviews and approves all grants of restricted stock and stock options above 5,000 shares, generally based upon the recommendation of the Chief Executive Officer, and has delegated option and restricted stock granting authority to the Chief Executive Officer as permitted under Delaware law for grants to non-NEOs of up to 5,000 shares.

        Of its own initiative, at least once a year, the Compensation Committee reviews the performance and compensation of our Chief Executive Officer and, following discussions with the Chief Executive Officer and other members of the Board, establishes his compensation level. Where it deems appropriate, the Compensation Committee will also consider market compensation information from independent sources. See "—Objectives of Our Executive Compensation Programs—Benchmarking" below.

        Certain members of our senior management generally attend most meetings of the Compensation Committee, including our Chief Executive Officer and our Executive Vice President, General Counsel & Corporate Secretary. However, no member of management votes on items being considered by the Compensation Committee. The Compensation Committee and Board do solicit the views of our Chief Executive Officer on compensation matters, particularly as they relate to the compensation of the other NEOs and the other members of senior management reporting to the Chief Executive Officer. The Compensation Committee often conducts an executive session during meetings, during which members of management are not present.

Objectives of Our Executive Compensation Programs

General Compensation Philosophy and Policy

        Through our compensation programs, we seek to:

  •
  attract and retain qualified and productive executive officers and key employees by providing total compensation competitive with that of other executives and key employees employed by companies of similar size, complexity and industrial sector;

  •
  encourage our executives and key employees to drive the Company's financial and operational performance;

  •
  structure compensation to create meaningful links between corporate performance, individual performance and financial rewards;

  •
  align the interests of our executives with those of our shareholders by providing a significant portion of total pay in the form of equity-based incentives;

  •
  encourage long-term commitment to our Company; and

  •
  limit corporate perquisites to seek to avoid perceptions both within and outside of our Company of "soft" compensation.

        Our governing principles in establishing executive compensation have been:

        Long-Term and At-Risk Focus.    Compensation opportunities should be composed of long-term, at-risk pay to focus our management on the long-term interests of our Company.

        Equity Orientation.    Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and shareholder interests.

        Competitive.    We emphasize total compensation opportunities consistent on average with our peer group of companies. Competitiveness of annual base pay and annual bonuses is independent of stock performance. However, overall competitiveness of total compensation is generally contingent on long-term, equity-based compensation programs. Base salary, annual bonuses and employee benefits should be close to competitive levels when compared to similarly situated companies.

        Focus on Total Compensation.    In making decisions with respect to any element of an NEO's compensation, the Compensation Committee considers the total compensation that may be awarded to the NEO, including salary, annual cash bonus and long-term equity-based incentive compensation. The Compensation Committee analyzes all of these elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation. In its most recent review of total compensation, the Compensation Committee determined that annual compensation amounts for our Chief Executive Officer and our other NEOs remained generally consistent with the Compensation Committee's expectations. However, the Compensation Committee reserves the right to make changes that it believes are warranted.

        Internal Pay Equity.    Our core compensation philosophy is to pay our NEOs competitive levels of compensation that best reflect their individual responsibilities and contributions to our Company, while providing incentives to achieve our business and financial objectives. While comparisons to compensation levels at other companies are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for our Company to achieve our corporate objectives. Over time, there have been variations in the comparative levels of compensation of NEOs and changes in the overall composition of the management team and the overall accountabilities of the individual NEOs; however, we and the Compensation Committee are satisfied that total compensation received by NEOs reflects an appropriate differential for executive compensation.

        These principles apply to compensation policies for all of our NEOs and key employees. We do not follow the principles in a mechanistic fashion; rather, we apply experience and judgment in determining the appropriate mix of compensation for each individual. This judgment also involves periodic review of discernible measures to determine the progress each individual is making toward agreed-upon goals and objectives.

Benchmarking

        When making compensation decisions, we also look at the compensation of our Chief Executive Officer and other NEOs relative to the compensation paid to similarly situated executives at companies that we consider to be our industry and market peers—a practice often referred to as "benchmarking." We believe, however, that a benchmark should be just that—a point of reference for measurement—but not the determinative factor for our executives' compensation. The purpose of the comparison is not to supplant the analyses of internal pay equity, total wealth accumulation and the individual performance of the NEOs that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions.

        In most years, at least once each year, our Human Resources department, under the oversight of the Compensation Committee, reviews data from market surveys, independent consultants and other sources to assess our competitive position with respect to base salary, annual bonuses and long-term incentive compensation. When reviewing compensation data in October 2017, we utilized data primarily from the 2017 Radford salary surveys, the 2017 Towers Watson surveys and the 2017 Mercer Total Compensation Survey for the Energy Sector ("2017 MTCS").

        The overall results of the compensation surveys provide a starting point for our compensation analysis. We believe that the surveys contain relevant compensation information from companies that are representative of the sector in which we operate, have relative size as measured by market capitalization and experience relative complexity in the business and the executives' roles and responsibilities. Beyond the survey numbers, we look extensively at a number of other factors, including our estimates of the compensation at our most comparable competitors and other companies that were closest to our Company in size, profitability and complexity. We also consider an individual's current performance, the level of responsibility, and the employee's skills and experience, collectively, in making compensation decisions.

        In the case of our Chief Executive Officer and some of our other NEOs, we also consider our Company's performance during the person's tenure and the anticipated level of compensation that would be required to replace the person with someone of comparable experience and skill.

        In addition to our periodic review of compensation, we also regularly monitor market conditions and will adjust compensation levels from time to time as necessary to remain competitive and retain our most valuable employees. When we experience a significant level of competition for retaining current employees or hiring new employees, we will typically reevaluate our compensation levels within that employee group in order to ensure our competitiveness.

Elements of Compensation

        The primary components of our executive compensation program are as follows:

        Below is a summary of each component:

Base Salary

        General.    The general purpose of base salary for our NEOs is to create a base of cash compensation for the officer that is consistent on average with the range of base salaries for executives in similar positions and with similar responsibilities at comparable companies. In addition to salary norms for persons in comparable positions at comparable companies, base salary amounts may also reflect the nature and scope of responsibility of the position, the expertise and experience of the individual employee and the competitiveness of the market for the employee's services. Base salaries of executives other than our Chief Executive Officer may also reflect our Chief Executive Officer's evaluation of the individual NEO's job performance. As a result, the base salary level for each individual may be above or below the target market value for the position. The Compensation Committee also recognizes that the Chief Executive Officer's compensation should reflect the greater policy-and decision-making authority that he holds and the higher level of responsibility he has with respect to our strategic direction and our financial and operating results. As of December 31, 2017, our Chief Executive Officer's annual base salary was 55% higher than the annual base salary for the next highest-paid NEO and 70% higher than the average annual base salary for all of our other NEOs. The Compensation Committee does not intend for base salaries to be the vehicle for long-term capital and value accumulation for our executives.

        2017 Actions.    In typical years, base salaries are reviewed at least annually and may also be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities and changes in responsibilities, performance and contribution to ION, experience, impact on total compensation, relationship of compensation to other ION officers and employees, and changes in external market levels.

        Restoration of 2015 Level Base Salaries; No Annual Raises.    Commencing in late 2014, our business experienced a significant decline due in large part to the historic decline in oil and gas prices, which negatively impacted demand for our products and services and thus adversely affected our financial results. We took a number of actions to reduce costs in our business and to improve our operating performance, including substantial reductions in our work force. In mid-2015, we also implemented a base salary reduction program in a further effort to reduce our operating costs. Under the salary reduction program, base salaries for all employees in the United States and United Kingdom who earned more than a certain designated annual threshold (which included all NEOs) were reduced by 10%. In consultation with the Compensation Committee, the Company discontinued the salary reduction program effective August 15, 2017. Aside from the restoring of base salaries to their pre-reduction levels, no increases in base salary were approved for any NEO except for Mr. Powers, as described below:

Named Executive Officer	Action
R. Brian Hanson	Mr. Hanson's salary was reduced by 10% from $600,000 to $540,000 in 2015 and remained at that level through mid-August 2017. At that time, his base salary returned to $600,000. The 2017 MTCS Survey indicated that the mean CEO base salary for surveyed companies in the Services and Drilling sector was $603,000.
Steven A. Bate
Mr. Bate's salary was reduced by 10% from $375,000 to $337,500 in 2015 and remained at that level through mid-August 2017. At that time, his base salary returned to $375,000. The 2017 MTCS Survey indicated that the mean of CFO base salary for surveyed companies in the Services and Drilling sector was $445,700.
Matthew R. Powers
Mr. Powers was promoted from Deputy General Counsel to General Counsel and Corporate Secretary in September 2017. His salary was set at $250,000. In October 2017, Mr. Powers was further promoted to Executive Vice President and his salary was increased to $275,000. The 2017 MTCS Survey indicated that the mean Top Legal Executive base salary for surveyed companies in the Services and Drilling sector was $398,500.

Named Executive Officer	Action
Christopher T. Usher	Mr. Usher's salary was reduced by 10% from $378,560 to $340,704 in 2015 and remained at that level through mid-August 2017. At that time, his base salary was returned to $378,560. The 2017 MTCS Survey indicated that the mean Chief Operating Officer—Subsidiary/Group/Division base salary for surveyed companies in the Services and Drilling sectors was $426,600.
Kenneth G. Williamson
Mr. Williamson's salary was reduced by 10% from $387,213 to $348,492 in 2015 and remained at that level through mid-August 2017. At that time, his base salary was returned to $387,213. The 2017 MTCS Survey indicated that the mean Chief Operating Officer—Subsidiary/Group/Division base salary for surveyed companies in the Services and Drilling sectors was $426,600.

Bonus Incentive Plan

        Our employee annual bonus incentive plan is intended to promote the achievement each year of the Company's performance objectives, the employee's particular business unit's performance objectives, and to recognize those employees who contributed to the Company's achievements. The plan provides cash compensation that is at-risk on an annual basis by establishing bonus pools for each business unit contingent on achievement of annual business and operating objectives. The plan also provides for individual awards designed to reward company and individual performance. This provides all participating employees the opportunity to share in the Company's performance through the achievement of established financial and individual objectives. The financial and individual objectives within the plan are intended to measure an increase in the value of our Company.

        For several consecutive years, the Compensation Committee has approved an annual bonus incentive plan. Performance under the annual bonus incentive plan is measured with respect to the designated plan fiscal year. Payments under the plan are paid in cash in an amount reviewed and approved by the Compensation Committee and are ordinarily made in the first quarter following the completion of a fiscal year, after the financial results for that year have been determined.

        Our annual bonus incentive plan is usually consistent with our operating plan for the same year. In early 2017, we prepared a consolidated-company operating budget for 2017 and individual operating budgets for each operating unit. The budgets took into consideration our views on market opportunities, customer and sale opportunities, technology enhancements for new products, product manufacturing and delivery schedules and other operating factors known or foreseeable at the time. The Board analyzed the proposed budgets with management extensively and, after analysis and consideration, the Board approved the consolidated 2017 operating plan. During early 2017, our Chief Executive Officer worked with our Human Resources department and members of senior management to formulate our 2017 bonus incentive plan, consistent with the 2017 operating plans approved by the Board.

        At the beginning of 2017, the Compensation Committee approved our 2017 bonus incentive plan for executives and certain designated non-executive employees. The computation of awards generated under the plan is required to be approved by the Compensation Committee. In February 2018, the Compensation Committee reviewed the Company's actual performance against each of the plan performance goals established at the beginning of 2017 and evaluated the individual performance of each NEO during 2017. The results of operations of our Company for 2017 and individual performance evaluations determined the appropriate payouts under the annual bonus incentive plan.

        The Compensation Committee has discretion in circumstances it determines are appropriate to authorize discretionary bonus awards that might exceed amounts that would otherwise be payable under the terms of the bonus incentive plan. These discretionary awards can be payable in cash, stock options, restricted stock, restricted stock units, SARs, or a combination thereof. Any stock options, restricted stock, restricted stock units or SARs awarded would be granted under one of our existing long-term equity compensation plans or stock appreciation rights plans. The Compensation Committee also has the discretion, in appropriate circumstances, to grant a lesser bonus award, or no bonus award at all, under the bonus incentive plan.

        Our bonus incentive plans are designed for payouts that generally track the financial performance of our Company. The general intent of the plans is to reward key employees based on the Company's and the employee's performance, in each case measured against internal targets and plans. In most years when our Company financial performance is strong, cash bonus payments are generally higher. Likewise, when our financial performance is low as compared to our internal targets and plans, cash bonus payments are generally lower. There are occasionally exceptions to this general trend. For example, in 2008 and 2011, we achieved improved financial performance over the previous year, but average cash bonus awards under our annual bonus incentive plans were relatively lower because we did not achieve our internal financial and growth objectives for the relevant years. In 2012, we achieved improved financial performance over the previous year, but our average bonus award paid to our NEOs remained at approximately the same level as 2011 because our internal financial objectives for 2012 were higher than in 2011. This history demonstrates a clear and consistent link between our NEO bonus incentive compensation and our performance.

        Below are general descriptions of our 2017 bonus incentive plan and our Company performance criteria applicable to the plan.

        2017 Bonus Incentive Plan.    The purpose of the 2017 bonus incentive plan was to provide an incentive for our participating employees to achieve their highest level of individual and business unit performance and to align the employees to accomplish and share in the achievement of our Company's 2017 strategic and financial goals.

        The bonus program includes a three-step process:

  1.
  The total bonus pool is established in our annual operating plan based on approximate percentages of base salary and our expected headcount. As discussed below, the total bonus pool consists of two variable components (i) the achievement of certain long-term strategic initiatives, and (ii) the satisfaction of cash generation criteria.

  2.
  The total bonus pool is allocated among our business units based on satisfaction of both the strategic initiatives and the cash generation objectives.

  3.
  Once the bonus pool for each business unit is funded, individual bonuses are determined by business unit managers by evaluating each eligible employee's individual and team performance, and the computation of individual awards is approved by the Compensation Committee.

        Achievement of our strategic initiatives and cash generation target establishes a guideline funding level of the bonus pool available to our NEOs. The final actual amount paid to our NEOs are at the discretion of the Compensation Committee based on its overall assessment of other qualitative and quantitative corporate and individual criteria in accordance with the compensation philosophy and policy described above.

        Designated employees, including our NEOs, were eligible to participate in our 2017 bonus incentive plan. Under the 2017 plan, approximately 35% of the funds allocated for distribution were available for awards to eligible employees based on achievement of certain long-term strategic initiatives in 2017 and approximately 65% of the funds allocated for distribution were available for distribution to eligible employees only to the extent we satisfied the designated 2017 cash generation criteria. In addition, the 2017 plan was structured to be capped at 165% achievement, with the 65% upside being fundable based on over-achieving the cash generation target. This was in contrast to no upside for over performance in 2016 (that is, the maximum funding opportunity was 100%); 150% in 2015; and 200% in 2014. The amount of total dollars available for distribution under the bonus incentive plan was directly tied to the Company's achievement of financial objectives.

        Our 2017 bonus incentive plan established the achievement of long-term strategic initiatives and cash generation as the performance goals. The strategic initiatives were selected to ensure that the Company's cash generation and expense reduction efforts did not result in long-term harm to the Company and appropriately balanced short-term savings against ensuring the long-term viability of our Company. For 2017, the Compensation Committee selected strategic initiatives focused on achieving break-even cash flow; developing a commercialization strategy for our next generation ocean bottom seismic acquisition system that would position us to launch it in 2018; protecting and expanding our software business; fostering the long-term integrity of our multi-client business by growing our data library; and implementing several cultural initiatives and objectives designed to foster a "customer first" culture of continuous improvement and technical innovation. The Company reported progress on all of the initiatives to the Board throughout the year. At the conclusion of 2017, the Compensation Committee determined that five out of the five strategic objectives had been met or exceeded and recommended funding 100% of the 35% target or $3.0 million dollars related to the strategic initiatives.

        In addition to the strategic initiatives, the Compensation Committee also established a critical emphasis on metrics for cash generated from operations. Cash from operations was the cash ION recorded in its bank accounts globally, based on collection of customer payments, offset by the payment of vendors, employee payroll taxes, utilities, and similar matters, and excluding cash from external funding arrangements, interest payments and any other special items or modifications as approved by the Compensation Committee from time to time.

        Cash generation was selected as the most appropriate performance goal for our 2017 plan because the Compensation Committee believed that cash from operations was the best indicator of our Company's overall performance at that time and evidenced a direct correlation with the interests of our shareholders and the ability of our Company to persevere through the recent industry downturn. As a result, 65% of the bonus pool was tied to the achievement of these objectives. When determining whether financial targets had been achieved under the 2017 plan, the Compensation Committee had the discretion to modify or revise the targets as necessary to reflect any significant beneficial or adverse change that resulted in a substantial positive or negative effect on our performance as a whole, such as sales of assets, mergers, acquisitions, divestitures, spin-offs or unanticipated matters such as economic conditions, indicators of growth or recession in our business segments, nature of our operations or changes in or effect of applicable laws, regulations or accounting practices.

        NEO's bonus targets range from 60% to 100% of their respective annual base salaries. In years prior to 2015, every participating NEO other than our Chief Executive Officer could earn up to 200% of their bonus targets in a given year, depending on their individual performance and the performance of the Company. Commencing in 2015, in view of the extremely challenging business climate that the Company faced, the Compensation Committee reduced the maximum amount earnable by these NEO's to 125% of their respective targets. This cap was continued through 2016 but lifted in 2017 in view of the improved performance of the Company and improved business climate. In 2017, each NEO, including our Chief Executive Officer, was eligible to receive up to 200% of his bonus target. The Compensation Committee has the discretion to determine the amounts of individual bonus awards.

        Performance Criteria.    In 2017, the Compensation Committee approved a plan that emphasized the critical importance placed on cash generation as the criteria for consideration of bonus awards to the NEOs and other covered employees under our 2017 bonus incentive plan:

Threshold Adjusted Cash from Operations	Target Adjusted Cash from Operations	Maximum Adjusted Cash from Operations
$0.0 million	$15.0 million	$37.0 million

        Where an employee is primarily involved in a particular business unit, the financial performance criteria under the bonus incentive plan are weighted toward the operational performance of the employee's business unit rather than consolidated company performance. The "Non-Equity Incentive Plan Compensation" column of the 2017 Summary Compensation Table below reflects the payments that our NEOs earned and received under our 2017 bonus incentive plan, and the "Bonus" column of the same table reflects any discretionary cash bonus payments received by our NEOs during 2017. Our 2017 cash from operations exceeded the threshold target performance criteria under our 2017 bonus incentive plan by $6.1 million. However, given the difficult business climate of the past several years, the Compensation Committee authorized only $4.2 million for the portion of the bonus pool determined by cash generation. This amount was 60% of what was authorized under the plan as adopted in early 2017. When combined with the amounts approved in connection with the achievement of long-term strategic initiatives ($3.0 million) the total bonus pool available for distribution in 2017 was approximately $7.2 million.

        In addition to overall company performance, when considering the 2017 bonus incentive plan awards paid to our NEOs, the Compensation Committee also considered the individual performances and accomplishments of each officer. In considering the bonus award paid to Mr. Hanson, the Compensation Committee considered Mr. Hanson's achievement of each of the five key strategic objectives for the Company as well as the Company's achievement of its cash target. As previously stated, the five strategic objectives were (i) achieving break-even cash flow; (ii) developing a commercialization strategy for our next generation ocean bottom seismic acquisition system that would position us to launch it in 2018; (iii) protecting and expanding our software business; (iv) to foster the long-term integrity of our multi-client business by growing our data library; and (v) implementing several cultural initiatives and objectives designed to foster a "customer first" culture of continuous improvement and technical innovation. The Compensation Committee also evaluated Mr. Hanson against the Company's achievement of the cash targets established for 2017. Finally, the Compensation Committee took into consideration Mr. Hanson's effective leadership in our achievement of several important strategic objectives during the year and substantial year-over-year improvements from 2016. Like the pool established for the Company, the bonus awarded by the Compensation Committee to Mr. Hanson reflects the substantial achievement of his five objectives and the Company exceeding its cash target.

        When considering the bonus award paid to Mr. Bate, the Compensation Committee took into consideration his performance against the objectives set for Mr. Bate. Mr. Bate's objectives included (i) achieving break-even cash flow; (ii) establishing a project funding mechanism for significant strategic initiatives; (iii) addressing and finalizing a plan to deal with the 2018 bond maturity through capital structure management; and (iv) increasing marketing efforts for the Company's shares to position the Company for increased analyst coverage in 2018. In addition to his objectives, the Compensation Committee also considered his leadership in reducing the Company's operating costs and his leadership and engagement with shareholders that helped to drive the Company's improved performance when coming out of a difficult and critical time for the Company and the industry. In the bonus awarded to Mr. Bate, the Compensation Committee determined that Mr. Bate achieved four of the four objectives. In addition, Mr. Bate successfully oversaw the execution of the EIP and the related early retirement of the first two tranches of the 2016 SARs noted in the Executive Summary of this Compensation Discussion and Analysis.

        The annual performance objectives for NEOs that report to our Chief Executive Officer are typically determined by our Chief Executive Officer, in collaboration with the NEO, in January or February. Because Mr. Powers was promoted to the role of General Counsel in September of 2017, he and Mr. Hanson did not set performance objectives for Mr. Powers in that role for 2017. When considering the bonus award paid to Mr. Powers, the Compensation Committee took into consideration his performance in 2017 against the objectives set for the Company.

        When considering the bonus award paid to Mr. Usher, the Compensation Committee took into consideration his performance against the objectives set for Mr. Usher. Mr. Usher's objectives included (i) protecting and expanding the Company's command and control software business; (ii) expanding the Company's software business into new markets: (iii) driving the commercial launch of the Company's Devices segment's incremental offerings; and (iv) crafting and implementing a medium-term strategy for the Company's Devices segment. In the bonus awarded to Mr. Usher, the Compensation Committee determined that Mr. Usher achieved four of the four objectives. In addition, the Compensation Committee determined that Mr. Usher successfully led strategic efforts to expand Company offerings to alternative markets.

        When considering the bonus award paid to Mr. Williamson, the Compensation Committee took into consideration his performance against the objectives set for Mr. Williamson. Mr. Williamson's objectives included (i) commencing two new multiclient programs in 2017 that involved large scale 3D reprocessing or new acquisitions, with prefunding or financing vehicles in place to maintain the Company's exposure to program cost at predetermined levels; (ii) establishing a master services partnership agreement with a 3D seismic services provider to provide an integrated proprietary services offering and engage in a qualification process with two E&P companies that the provider was not previously qualified to operate with; developing and entering into at least one large scale E&P Advisory services agreement with a combination of fee for service and a material upside potential with a host government or other E&P focused entity; and (iv) obtaining more than $4 million of commitments to new data processing proprietary business models using the Company's accelerated workflow or Galaxy portal. In the bonus awarded to Mr. Williamson, the Compensation Committee determined that Mr. Williamson achieved four of the four objectives. In addition, the Compensation Committee determined that Mr. Williamson successfully integrated several vertical subgroups within his segment to drive integrated offerings and oversaw one of our most successful multiclient offerings.

        The total compensation paid to each NEO is set forth in the graph titled "Summary Compensation Table".

        The Compensation Committee reviews the annual bonus incentive plan each year to ensure that the key elements of the plan continue to meet the objectives described above.

Long-Term Stock-Based Incentive Compensation

        We have structured our long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention and stock ownership. There is no pre-established policy or target for the allocation between either cash or non-cash or short-term and long-term incentive compensation; however, at executive management levels, the Compensation Committee strives for compensation to focus increasingly on longer-term incentives. In conjunction with the Board, executive management is responsible for setting and achieving long-term strategic goals. In support of this responsibility, compensation for executive management, and most particularly our Chief Executive Officer, tends to be weighted towards rewarding long-term value creation for shareholders.

        The below table illustrates the mix of total compensation received by Mr. Hanson, our CEO, and our other current NEOs during 2017:

        The Compensation Committee noted in last year's proxy that they would not approve any equity compensation in 2017. However, circumstances evolved in 2017 that led the Compensation Committee to revise this decision.

        First, our former General Counsel, Executive Vice President and Corporate Secretary, Ms. Jamey Seely, left the Company in September of 2017. Mr. Powers was promoted to General Counsel and Corporate Secretary in September 2017, and promoted to Executive Vice President in October 2017. In connection with his promotion to Executive Vice President, Mr. Powers was granted stock options and restricted stock. He was the only NEO who was granted any such awards in 2017.

        Second, seven high-performing employees were promoted or transitioned to new roles in 2017. In connection with their promotion and retention, the Compensation Committee approved a grant of 120,000 stock options and 30,000 shares of restricted stock or restricted stock units amongst these seven employees. Of the total stock options and restricted stock employee awards made by ION during 2017, 79% were in the form of stock options and 21% were in the form of restricted stock or restricted stock units.

        Lastly, the Compensation Committee approved the granting of restricted stock to the NEOs and other key employees who elected to participate in the EIP described above. Those grants, however, were made effective March 1, 2018.

        Our long-term incentive plans, and, in 2017, the EIP, have provided the principal method for our NEOs to acquire equity or equity-linked interests in our Company.

        Stock Options.    Under our equity plans, stock options may be granted having exercise prices equal to the closing price of our stock on the date before the date of grant. In any event, all awards of stock options are made at or above the market price at the time of the award. The Compensation Committee will not grant stock options having exercise prices below the market price of our stock on the date of grant, and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events, as required by the relevant plan) without the consent of our shareholders. Our stock options generally vest ratably over four years, based on continued employment, and the terms of our 2013 LTIP require stock options granted under that plan to follow that vesting schedule unless the Compensation Committee approves a different schedule when approving the grant. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. New option grants normally have a term of ten years.

        The purpose of stock options is to provide equity compensation with value that has been traditionally treated as entirely at-risk, based on the increase in our stock price and the creation of shareholder value. Stock options also allow our NEOs and key employees to have equity ownership and to share in the appreciation of the value of our stock, thereby aligning their compensation directly with increases in shareholder value. Stock options only have value to their holder if the stock price appreciates in value from the date options are granted.

        Stock option award decisions are generally based on past business and individual performance. In determining the number of options to be awarded, we also consider the grant recipient's qualitative and quantitative performance, the size of stock option and other stock based awards in the past, and expectations of the grant recipient's future performance. In 2017, eight employees received option awards, covering 156,000 shares of Common Stock. In 2017, only one NEO received an option award of 36,000 shares of Common Stock, which was approximately 23% of the total options awarded. The total number of options awarded in 2017 represent a 62% reduction when compared to 2016.

        Restricted Stock and Restricted Stock Units.    We use restricted stock and restricted stock units to focus executives on our long-term performance and to help align their compensation more directly with shareholder value. Vesting of restricted stock and restricted stock units typically occurs ratably over three years, based solely on continued employment of the recipient-employee, and the terms of our 2013 LTIP require restricted stock and restricted stock units granted under that plan to follow that vesting schedule unless the Compensation Committee approves a different schedule when approving the grant. In 2017, eight employees received awards of restricted stock and shares underlying restricted stock units for a total of 42,000 shares. Only one NEO received an award of 12,000 shares of restricted stock, which was approximately 29% of the total shares of restricted stock awarded.

        Awards of restricted stock units have been made to certain of our foreign employees in lieu of awards of restricted stock. Restricted stock units provide certain tax benefits to our foreign employees as the result of foreign law considerations, so we expect to continue to award restricted stock units to designated foreign employees for the foreseeable future.

        The total number of shared of restricted stock and shares underlying restricted stock units awarded in 2017 represent a 78% reduction when compared to 2016.

        Stock Appreciation Rights.    To enhance the performance-based focus of ION's compensation programs, the Compensation Committee elected to have a substantial portion of the equity-based compensation paid in SARs instead of restricted stock or stock options in 2016. The SARs grants approved by the Compensation Committee are 100% cash-settled and were granted pursuant to our 2008 Stock Appreciation Rights Plan. The vesting of the SARs is achieved through both a market condition and a service condition. The market condition is achieved, in part or in full, in the event that during the four-year period beginning on the date of grant the 20-day trailing volume-weighted average price per share of Common Stock is (i) greater than 120% of the exercise price for the first 1/3 of the awards, (ii) greater than 125% of the exercise price for the second 1/3 of the awards and (iii) greater than 130% of the exercise price for the final 1/3 of the awards. The exercise condition restricts the ability of the holders to exercise awards until certain service milestones have been reached such that

(i) no more than 1/3 of the awards may be exercised, if vested, on and after the first anniversary of the date of grant, (ii) no more than 2/3 of the awards may be exercised, if vested, on and after the second anniversary of the date of grant and (iii) all of the awards may be exercised, if vested, on and after the third anniversary of the date of grant. In 2015, the Company granted 3,108,107 SARs (on a pre-split basis). In 2016, the Company granted 1,210,100 SARs, or 61% less than similar compensation issued in 2015. No SARs were granted in 2017.

        Approval and Granting Process.    As described above, the Compensation Committee reviews and approves all stock appreciation rights, stock option, restricted stock and restricted stock unit awards made to NEOs, regardless of amount. With respect to equity compensation awarded to employees other than NEOs, the Compensation Committee reviews and approves all grants of stock appreciation rights, restricted stock, stock options and restricted stock units above 5,000 shares, generally based upon the recommendation of our Chief Executive Officer. The Compensation Committee has granted to our Chief Executive Officer the authority to approve grants to any employee other than an NEO of (i) up to 5,000 shares of restricted stock and (ii) stock options for not more than 5,000 shares. Our Chief Executive Officer is also required to provide a report to the Compensation Committee of all awards of options and restricted stock made by him under this authority. We believe that this policy is beneficial because it enables smaller grants to be made more efficiently. This flexibility is particularly important with respect to attracting and hiring new employees, given the increasingly competitive market for talented and experienced technical and other personnel in locales in which our employees work.

        All grants of stock appreciation rights, restricted stock, restricted stock units and stock options to employees or directors are granted on one of four designated quarterly grant dates during the year: March 1, June 1, September 1 or December 1. The Compensation Committee approved these four dates because they are not close to any dates on which earnings announcements or other announcements of material events would normally be made by us. For an award to a current employee, the grant date for the award is the first designated quarterly grant date that occurs after approval of the award. For an award to a newly hired employee who is not yet employed by us at the time the award is approved, the grant date for the award is the first designated quarterly grant date that occurs after the new employee commences work. We believe that this process of fixed quarterly grant dates is beneficial because it serves to remove any perception that the grant date for an award could be capable of manipulation or change for the benefit of the recipient. In addition, having all grants occur on a maximum of four days during the year simplifies certain fair value accounting calculations related to the grants, thereby minimizing the administrative burden associated with tracking and calculating the fair values, vesting schedules and tax-related events upon vesting of restricted stock and also lessening the opportunity for inadvertent calculation errors.

        Beginning March 1, 2015, the Compensation Committee decided that all awards of restricted stock, stock options and SARs would be made in annual grants occurring on March 1 of each year. In 2016, the Company also awarded annual equity grants on March 1. This date was selected because (i) it enables the Board and Compensation Committee to consider individual performance after the full year has been completed, (ii) it simplifies the annual budgeting process by having the expense resulting from the equity award incurred at the same time as incentive compensation and (iii) the date aligns with the time the Company normally pays annual bonuses. Awards made in connection with significant promotions, new hires, new directors joining the Board or unusual circumstances, including but not limited to its employees and directors, will be granted on one of four designated dates during the year: March 1, June 1, September 1 or December 1.

Clawback Policy

        We have a Compensation Recoupment Policy (commonly referred to as a "clawback" policy), which provides that, in the event of a restatement of our financial results due to material noncompliance with applicable financial reporting requirements, the Board will, if it determines appropriate and subject to applicable laws and the terms and conditions of our applicable stock plans, programs or arrangements, seek reimbursement of the incremental portion of performance-based compensation, including performance-based bonuses and long-term equity-based incentive awards, paid to current or former NEOs within three years of the restatement date, in excess of the compensation that would have been paid had the compensation amount been based on the restated financial results.

Personal Benefits, Perquisites and Employee Benefits

        Our Board and executives have concluded that we will not offer most perquisites traditionally offered to executives of similarly sized companies. As a result, perquisites and any other similar personal benefits offered to our NEOs are substantially the same as those offered to our general salaried employee population. These offered benefits include medical and dental insurance, life insurance, disability insurance, a vision plan, charitable gift matching (up to designated limits), a 401(k) plan with a company match of certain levels of contributions, flexible spending accounts for healthcare and dependent care and other customary employee benefits. Business-related relocation benefits may be reimbursed on a case-by-case basis. We intend to continue applying our general policy of not providing specific personal benefits and perquisites to our executives; however, we may, in our discretion, revise or add to any executive's personal benefits and perquisites if we deem it advisable.

Risk Management Considerations

        The Compensation Committee believes that our Company's bonus and equity programs create incentives for employees to create long-term shareholder value. The Compensation Committee has considered the concept of risk as it relates to our compensation programs and has concluded that our compensation programs do not encourage excessive or inappropriate risk-taking. Several elements of the compensation programs are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

  •
  The compensation programs consist of both fixed and variable compensation. The fixed (or salary) portion is designed to provide a steady income regardless of the Company's stock price performance so that executives do not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce positive short- and long-term corporate results, while the fixed element is also sufficiently high such that the executives are not encouraged to take unnecessary or excessive risks in doing so.

  •
  The financial metrics used to determine the amount of an executive's bonus are measures the Compensation Committee believes contribute to long-term shareholder value and ensure the continued viability of the Company. Moreover, the Compensation Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results. In addition, the overall maximum bonus for each participating NEO other than our Chief Executive Officer is not expected to exceed 150% of the executive's base salary under the bonus plan, and the overall bonus for our Chief Executive Officer under his employment agreement will not exceed 200% of his base salary under the bonus plan, in each case no matter how much the Company's financial performance exceeds the ranges established at the beginning of the year.

  •
  We have strict internal controls over the measurement and calculation of the financial metrics that determine the amount of an executive's bonus, designed to keep it from being susceptible to manipulation by an employee, including our executives.

  •
  Stock options become exercisable over a four-year period and remain exercisable for up to ten years from the date of grant, encouraging executives to look to long-term appreciation in equity values.

  •
  Restricted stock becomes exercisable over a three-year period, again encouraging executives to look to long-term appreciation in equity values.

  •
  Senior executives, including our NEOs, are required to acquire over time and hold shares of our Company's stock having a value of between one and four times the executive's annual base salary, depending on the level of the executive. The Compensation Committee believes that the stock ownership guidelines provide a considerable incentive for management to consider the Company's long-term interests, since a portion of their personal investment portfolio consists of our Common Stock.

  •
  In addition, we do not permit any of our NEOs or directors to enter into any derivative or hedging transactions involving our stock, including short sales, market options, equity swaps and similar instruments, thereby preventing executives from insulating themselves from the effects of poor company stock price performance. Please refer to "—Stock Ownership Requirements; Hedging Policy" below.

  •
  We have a compensation recoupment (clawback) policy that provides, in the event of a restatement of our financial results due to material noncompliance with financial reporting requirements, for reimbursement of the incremental portion of performance-based compensation, including performance-based cash bonuses and long-term equity-based incentive awards, paid to current or former NEOs within three years of the restatement date, in excess of the compensation that would have been paid had such compensation amount been based on the restated financial results. Please refer to "—Clawback Policy" above.

        Consideration of Say-On-Pay Result.    At our 2017 Annual Meeting of Shareholders held on May 17, 2016, our shareholders approved all of our director nominees and proposals, including a non-binding advisory vote to approve the compensation of our NEOs ("say-on-pay"). In the advisory executive compensation vote, over 70% of the votes cast on the proposal voted in favor of our executive compensation. Our general goal since our 2016 Annual Meeting has been to continue to act consistently with the established practices that were approved by our shareholders. We believe that we have accomplished that goal. At our 2017 Annual Meeting, our shareholders also voted on a non-binding advisory vote on the frequency of advisory votes on executive compensation ("say-on-frequency") and approved "every year". The Board intends to hold advisory votes on executive compensation within the time frame approved by the shareholders. When and if our Board determines that it is in the best interest of our Company to hold our say-on-pay vote with a different frequency, we will propose such a change to our shareholders at the next annual meeting of shareholders to be held following the Board's determination. Presently, under SEC rules, we are not required to hold another say-on-frequency vote again until our 2023 Annual Meeting of Shareholders.

Indemnification of Directors and Executive Officers

        Our Bylaws provide certain rights of indemnification to our directors and employees (including our NEOs) in connection with any legal action brought against them by reason of the fact that they are or were a director, officer, employee or agent of our Company, to the full extent permitted by law. Our Bylaws also provide, however, that no such obligation to indemnify exists as to proceedings initiated by an employee or director against us or our directors unless (a) it is a proceeding (or part thereof) initiated to enforce a right to indemnification or (b) was authorized or consented to by our Board.

        As discussed below, we have also entered into employment agreements with certain of our NEOs that provide for us to indemnify the executive to the fullest extent permitted by our Restated

Certificate of Incorporation, as amended, and our Bylaws. The agreements also provide that we will provide the executive with coverage under our directors' and officers' liability insurance policies to the same extent as provided to our other executives.

Stock Ownership Requirements; Hedging Policy

        We believe that broad-based stock ownership by our employees (including our NEOs) enhances our ability to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. Accordingly, the Board has adopted stock ownership guidelines applicable to each of our senior executives, including our NEOs. The policy requires each executive to retain direct ownership of at least 50% of all shares of our Company's stock received upon exercise of stock options and vesting of awards of restricted stock or restricted stock units until the executive owns shares having an aggregate value equal to the following multiples of the executive's annual base salary:

President and Chief Executive Officer—4x
Executive Vice President—2x
Senior Vice President—1x

        The Compensation Committee and our Chief Executive Officer may, in their discretion, grant temporary exemptions from the guidelines to prevent severe hardships to senior executives. As of the date of this Proxy Statement, all of our senior executives were in compliance with the stock ownership requirements. In addition, we do not permit any of our NEOs or directors to enter into any derivative or hedging transactions with respect to our stock, including short sales, market options, equity swaps and similar instruments.

Impact of Regulatory Requirements and Accounting Principles on Compensation

        The financial reporting and income tax consequences to our Company of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Under Section 162(m) of the Internal Revenue Code and the related federal treasury regulations, we may not deduct annual compensation in excess of $1 million paid to certain employees—generally our Chief Executive Officer and our three other most highly compensated NEOs, other than our Chief Financial Officer—unless that compensation qualifies as "performance-based" compensation. Pursuant to the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the "Tax Act"), for fiscal years beginning after December 31, 2017, the compensation of our Chief Financial Officer is also subject to the deduction limitation. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the NEOs with the need to maximize the immediate deductibility of compensation—while ensuring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures.

        In making its compensation decisions, the Compensation Committee has considered the limitations on deductibility within the requirements of Internal Revenue Code Section 162(m) and its related Treasury regulations. As a result, for periods prior to January 1, 2018, the Compensation Committee has designed much of the total compensation packages for the NEOs to qualify for the exemption of "performance-based" compensation from the deductibility limit. However, the Compensation Committee does have the discretion to design and use compensation elements that may not be deductible within the limitations under Section 162(m), if the Compensation Committee considers the tax consequences and determines that those elements are in our best interests.

        As a result, certain payments to our NEOs under our 2017 annual bonus plan may not qualify as performance-based compensation under Section 162(m) because the awards were calculated and paid in a manner that may not meet the requirements under Section 162(m) and the related Treasury regulations.

        Pursuant to the Tax Act, subject to certain transition rules, for fiscal years beginning after December 31, 2017, the performance-based compensation exception to the deduction limitations under Section 162(m) will no longer be available. As a result, for fiscal years beginning after December 31, 2017, any compensation in excess of $1 million paid to our executive officers may not be deductible. The Compensation Committee believes that the potential deductibility of the compensation payable under the annual bonus plan and the Company's other incentive compensation plans and arrangements should be only one of a number of relevant factors taken into consideration in establishing those plans and arrangements for our executive officers and not the sole governing factor. For that reason, for the 2018 fiscal year, the Compensation Committee intends to structure our annual bonus plan and the Company's other incentive compensation plans and arrangements in a manner similar to the 2017 fiscal year, acknowledging that a portion of those compensation payments may not be deductible under Section 162(m), in order to assure appropriate levels of total compensation for our executive officers based on the Company's performance.

        Likewise, the impact of Section 409A of the Internal Revenue Code is taken into account, and our executive compensation plans and programs are, in general, designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

        For accounting purposes, we apply the guidance in ASC Topic 718 to record compensation expense for our equity-based compensation grants. ASC Topic 718 is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

        Executive officers will generally recognize ordinary taxable income from stock option awards when a vested option is exercised. We generally receive a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the NEO's wages and the amount we may deduct is equal to the Common Stock price when the stock options are exercised less the exercise price, multiplied by the number of shares under the stock options exercised. We do not pay or reimburse any NEO for any taxes due upon exercise of a stock option. We have not historically issued any tax-qualified incentive stock options under Section 422 of the Internal Revenue Code.

        Executives will generally recognize taxable ordinary income with respect to their shares of restricted stock at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant). Restricted stock unit awards are generally subject to ordinary income tax at the time of payment or issuance of unrestricted shares of stock. We are generally entitled to a corresponding federal income tax deduction at the same time the executive recognizes ordinary income.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation paid to or earned by our named executive officers at December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
R. Brian Hanson	2017	558,689	—	—	—	1,200,000	7,950	1,766,639
President, Chief Executive Officer	2016	540,000	—	341,900	203,817	720,000	7,950	1,813,667
and Director	2015	560,769	—	294,633	215,164	750,000	11,861	1,832,427
Steven A. Bate	2017	350,484	—	—	—	450,000	7,950	808,434
Executive Vice President and Chief	2016	337,500	—	170,950	101,909	337,500	7,950	955,809
Financial Officer	2015	350,481	—	134,474	98,200	351,562	10,471	945,188
Matthew R. Powers	2017	220,664	—	168,600	291,540	165,000	5,423	851,227
Executive Vice President, General
Counsel and Corporate Secretary
Christopher T. Usher	2017	353,808	—	—	—	347,000	5,504	706,312
Executive Vice President and Chief	2016	340,704	—	59,686	50,954	272,500	5,504	729,348
Operating Officer, Operations	2015	353,808	—	64,501	47,119	227,136	10,614	703,178
Optimization
Kenneth G. Williamson	2017	361,905	—	—	—	508,000	7,9507,950	877,855
Executive Vice President and Chief	2016	348,492	—	70,875	71,336	260,000	7,95010,857	758,653
Operating Officer, E&P	2015	361,895	—	159,611	116,565	261,368	10,8577,800	910,296
Technology & Services

Discussion of Summary Compensation Table

        Stock Awards Column.    All of the amounts in the "Stock Awards" column reflect the grant-date fair value of awards of restricted stock made during the applicable fiscal year (excluding any impact of assumed forfeiture rates) under our 2013 LTIP. While unvested, a holder of restricted stock is entitled to the same voting rights as all other holders of Common Stock. In each case, unless stated otherwise below, the awards of shares of restricted stock vest in one-third increments each year, over a three-year period. The values contained in the Summary Compensation Table under the Stock Awards column are based on the grant date fair value of all stock awards (excluding any impact of assumed forfeiture rates). In addition to the grants and awards in 2017 described in the "—2017 Grants of Plan-Based Awards" table below:

  •
  On March 1, 2015, Mr. Hanson received an award of 8,615 shares of restricted stock.

  •
  On March 1, 2016, Mr. Hanson received an award of 50,000 shares of restricted stock.

  •
  On June 1, 2016, Mr. Hanson received an award of 20,000 shares of restricted stock.

  •
  On March 1, 2015, Mr. Bate received an award of 3,932 shares of restricted stock.

  •
  On March 1, 2016, Mr. Bate received an award of 25,000 shares of restricted stock.

  •
  On June 1, 2016, Mr. Bate received an award of 10,000 shares of restricted stock

  •
  On March 1, 2015, Mr. Usher received an award of 1,886 shares of restricted stock.

  •
  On March 1, 2016, Mr. Usher received an award of 12,500 shares of restricted stock.

  •
  On June 1, 2016, Mr. Usher received an award of 1,300 shares of restricted stock.

  •
  On March 1, 2015, Mr. Williamson received an award of 4,667 of restricted stock.

  •
  On March 1, 2016, Mr. Williamson received an award of 17,500 shares of restricted stock.

        Option Awards Column.    All of the amounts shown in the "Option Awards" column reflect stock options granted under our 2013 LTIP. In each case, unless stated otherwise below, the options vest 25% each year over a four-year period. The values contained in the Summary Compensation Table under the Stock Options column are based on the grant date fair value of all option awards (excluding any impact of assumed forfeiture rates). For a discussion of the valuation assumptions for the awards, see Note 10, Shareholders' Equity and Stock-Based Compensation—Valuation Assumptions, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017. All of the exercise prices for the options equal or exceed the fair market value per share of ION Common Stock on the date of grant. In addition to the grants and awards in 2017 described in the "2017 Grants of Plan-Based Awards" table below:

  •
  On March 1, 2015, Mr. Hanson received an award of options to purchase 12,923 shares of our Common Stock for an exercise price of $34.20 per share.

  •
  On March 1, 2016, Mr. Hanson received an award of options to purchase 100,000 shares of our Common Stock for an exercise price of $3.10 per share.

  •
  On March 1, 2015, Mr. Bate received an award of options to purchase 5,898 shares of our Common Stock for an exercise price of $34.20 per share.

  •
  On March 1, 2016, Mr. Bate received an award of options to purchase 50,000 shares of our Common Stock for an exercise price of $3.10 per share.

  •
  On March 1, 2015, Mr. Usher received an award of options to purchase 2,830 shares of our Common Stock for an exercise price of $34.20 per share.

  •
  On March 1, 2016, Mr. Usher received an award of options to purchase 25,000 shares of our Common Stock for an exercise price of $3.10 per share.

  •
  On March 1, 2015, Mr. Williamson received an award of options to purchase 7,001 shares of our Common Stock for an exercise price of $34.20 per share.

  •
  On March 1, 2016, Mr. Williamson received an award of options to purchase 35,000 shares of our Common Stock for an exercise price of $3.10 per share.

  Other Columns.

        All payments of non-equity incentive plan compensation reported for 2017 were made in February 2018 with regard to the 2017 fiscal year and were earned and paid pursuant to our 2017 incentive plan.

        We do not sponsor for our employees (i) any defined benefit or actuarial pension plans (including supplemental plans), (ii) any non-tax-qualified deferred compensation plans or arrangements or (iii) any nonqualified defined contribution plans.

        Our general policy is that our executive officers do not receive any executive "perquisites," or any other similar personal benefits that are different from what our salaried employees are entitled to receive. We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in the "All Other Compensation" column in the Summary Compensation Table pursuant to SEC rules. The amounts shown in the "All Other Compensation" column solely consist of employer matching contributions to ION's 401(k) plan.

 2017 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
R. Brian Hanson	—	—	600,000	1,200,000	—	—	—	—
Steven A. Bate	—	93,750	281,250	562,500	—	—	—	—
Matthew R. Powers	—	68,750	165,000	330,000	—	—	—	—
	12/1/2017	—	—	—	12,000	36,000	13.15	449,340
Christopher T. Usher	—	94,640	227,136	454,272	—	—	—	—
Kenneth G. Williamson	—	96,803	290,410	580,820	—	—	—	—

(1)
Reflects the estimated threshold, target and maximum award amounts for payouts under our 2017 incentive plan to our NEOs. Under the plan, every participating NEO had the opportunity to earn a maximum of 200% of his target depending on performance of the Company against the designated performance goal, and performance of the executive against personal performance criteria. Mr. Hanson's employment agreement does not specify that he will earn a bonus upon achievement of a threshold consolidated performance goal. Because award determinations under the plan were based in part on outcomes of personal evaluations of employee performance by our Chief Executive Officer and the Compensation Committee, the computation of actual awards generated under the plan upon achievement of threshold and target company performance criteria differed from the above estimates. See "—Compensation Discussion and Analysis—Elements of Compensation—Bonus Incentive Plan" above. For actual payout amounts to our named executive officers under our 2017 bonus incentive plan, see the "Non-Equity Incentive Plan Compensation" column in the "Summary Compensation Table" above.

(2)
All stock awards granted reflect the number of shares of restricted stock granted under our 2013 LTIP. While unvested, a holder of restricted stock is entitled to the same voting rights as all other holders of Common Stock. The shares vest ratably over a three-year period.

(3)
All stock option awards granted reflect the number of shares issuable under options granted under our 2013 LTIP. In each case, the options vest 25% each year over a four-year period. All of the exercise prices for the options reflected in the above chart equal or exceed the fair market value per share of our Common Stock on the date of grant.

(4)
The values contained in the table are based on the grant date fair value of the award computed in accordance with ASC Topic 718 for financial statement reporting purposes, but exclude any impact of assumed forfeiture rates. For a discussion of valuation assumptions, see Note 10, "Shareholders' Equity and Stock-Based Compensation—Valuation Assumptions", in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017.

 Employment Agreements

        In recent years, we have not entered into employment agreements with employees other than our Chief Executive Officer and Chief Financial Officer. We have generally entered into employment agreements with employees only when the employee holds an executive officer position and we believe that an employment agreement is desirable for us to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition for the particular position held by the executive officer, or where we determine that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at ION with respect to other similarly situated employees.

        The following discussion describes the material terms of our existing executive employment agreements with our executive officers:

R. Brian Hanson

        In connection with his appointment as our President and Chief Executive Officer on January 1, 2012, Mr. Hanson entered into a new employment agreement. The agreement provides for Mr. Hanson to serve as our President and Chief Executive Officer for an initial term of three years, with automatic two-year renewals thereafter. Any change of control of our Company after January 1, 2013 will cause the remaining term of Mr. Hanson's employment agreement to adjust automatically to a term of three years, which will commence on the effective date of the change of control.

        The agreement provides for Mr. Hanson to receive an initial base salary of $450,000 per year and be eligible to receive an annual performance bonus under our incentive compensation plan, with a target incentive plan bonus amount equal to 75% of his base salary and with a maximum incentive plan bonus amount equal to 150% of his base salary.

        Under the agreement, and as approved by the Compensation Committee, Mr. Hanson will be entitled to receive grants of (i) options to purchase shares of our Common Stock and (ii) shares of our restricted stock. Mr. Hanson will also be eligible to participate in other equity compensation plans that are established for our key executives, as approved by the Compensation Committee. In the agreement, we also agreed to indemnify Mr. Hanson to the fullest extent permitted by our Restated Certificate of Incorporation, as amended, and Bylaws, and to provide him coverage under our directors' and officers' liability insurance policies to the same extent as other company executives.

        We may at any time terminate our employment agreement with Mr. Hanson for "Cause" if Mr. Hanson (i) willfully and continuously fails to substantially perform his obligations, (ii) willfully engages in conduct materially and demonstrably injurious to our property or business (including fraud, misappropriation of funds or other property, other willful misconduct, gross negligence or conviction of a felony or any crime involving moral turpitude) or (iii) commits a material breach of the agreement. In addition, we may at any time terminate the agreement if Mr. Hanson suffers permanent and total disability for a period of at least 180 consecutive days, or if Mr. Hanson dies. Mr. Hanson may terminate his employment agreement for "Good Reason" if we breach any material provision of the agreement, we assign to Mr. Hanson any duties materially inconsistent with his position, we materially reduce his duties, functions, responsibilities, budgetary or other authority, or take other action that results in a diminution in his office, position, duties, functions, responsibilities or authority, we relocate his workplace by more than 50 miles, or we elect not to extend the term of his agreement.

        In his agreement, Mr. Hanson agrees not to compete against us, assist any competitor, attempt to solicit any of our suppliers or customers, or solicit any of our employees, in any case during his employment and for a period of two years after his employment ends. The employment agreement also contains provisions relating to protection of our confidential information and intellectual property. The agreement does not contain any tax gross-up benefits.

        For a discussion of the provisions of Mr. Hanson's employment agreement regarding compensation to Mr. Hanson in the event of a change of control affecting our Company or his termination by us without cause or by him for good reason, see "—Potential Payments Upon Termination or Change of Control—R. Brian Hanson" below.

Steven A. Bate

        In connection with his appointment as our Executive Vice President and Chief Financial Officer on November 13, 2014, Mr. Bate entered into an employment agreement. The agreement provides for Mr. Bate to serve as our Executive Vice President and Chief Financial Officer for an initial term of three years, with automatic one-year renewals thereafter. Any change of control of our Company after November 13, 2015 will cause the remaining term of Mr. Bate's employment agreement to adjust automatically to a term of two years, which will commence on the effective date of the change of control.

        The agreement provides for Mr. Bate to receive an initial base salary of $375,000 per year and be eligible to receive an annual performance bonus under our incentive compensation plan, with a target incentive plan bonus amount equal to 50% of his base salary beginning in 2015.

        Under the agreement, Mr. Bate will be entitled to receive grants of (i) options to purchase shares of our Common Stock and (ii) shares of our restricted stock. Mr. Bate will also be eligible to participate in other equity compensation plans that are established for our key executives, as approved by the Compensation Committee. In the agreement, we also agreed to indemnify Mr. Bate to the fullest extent permitted by our Restated Certificate of Incorporation, as amended, and Bylaws, and to provide him coverage under our directors' and officers' liability insurance policies to the same extent as other company executives.

        We may at any time terminate our employment agreement with Mr. Bate for "Cause" if Mr. Bate (i) willfully and continuously fails to substantially perform his obligations, (ii) willfully engages in conduct materially and demonstrably injurious to our property or business (including fraud, misappropriation of funds or other property, other willful misconduct, gross negligence or conviction of a felony or any crime involving moral turpitude) or (iii) commits a material breach of the agreement. In addition, we may at any time terminate the agreement if Mr. Bate suffers permanent and total disability for a period of at least 180 consecutive days, or if Mr. Bate dies. Mr. Bate may terminate his employment agreement for "Good Reason" if we breach any material provision of the agreement, we assign to Mr. Bate any duties materially inconsistent with his position, we materially reduce his duties, functions, responsibilities, budgetary or other authority, or take other action that results in a diminution in his office, position, duties, functions, responsibilities or authority, or we relocate his workplace by more than 50 miles.

        In his agreement, Mr. Bate agrees not to compete against us, assist any competitor, attempt to solicit any of our suppliers or customers, or solicit any of our employees, in any case during his employment and for a period of twelve months after his employment ends. The employment agreement also contains provisions relating to protection of our confidential information and intellectual property.

        For a discussion of the provisions of Mr. Bate's employment agreement regarding compensation to Mr. Bate in the event of a change of control affecting our Company or his termination by us without cause or by him for good reason, see "—Potential Payments Upon Termination or Change of Control—Steven A. Bate" below.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information concerning unexercised stock options (including outstanding stock appreciation rights, or SARs) and shares of restricted stock held by our named executive officers at December 31, 2017:

	Option Awards(1)						Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
R. Brian Hanson	1,166		—		45.00	12/1/2018	49,536	978,336
	9,333	(4)	—		45.00	12/1/2018
	16,666		—		106.05	9/1/2021
	5,000		—		89.40	12/1/2022
	6,666		—		57.90	12/1/2023
	5,000		1,666		61.05	3/1/2024
	6,461		6,462		34.20	3/1/2025
	—		53,557	(5)	34.20	3/1/2025
	25,000		75,000		3.10	3/1/2026
	—		100,000	(5)	3.10	3/1/2026
Steven A. Bate	5,000		—		95.85	6/1/2023	24,643	486,699
	3,333		—		95.85	6/1/2023
	2,333		—		57.90	12/1/2023
	2,499		834		61.05	3/1/2024
	3,000		1,000		37.05	12/1/2024
	2,949		2,949		34.20	3/1/2025
	—		24,444	(5)	34.20	3/1/2025
	12,500		37,500		3.10	3/1/2026
	—		50,000	(5)	3.10	3/1/2026
Matthew R. Powers	333		—		71.85	9/1/2023	13,332	263,307
	333		—		57.90	12/1/2023
	375		125		61.05	3/1/2024
	1,250		3,750		3.10	3/1/2026
	—		3,334	(5)	3.10	3/1/2026
	—		36,000		13.15	12/1/2027
Christopher T. Usher	3,333		—		89.40	12/1/2022	9,827	194,083
	4,000		—		57.90	12/1/2023
	3,000		1,000		61.05	3/1/2024
	1,415		1,415		34.20	3/1/2025
	—		11,728	(5)	34.20	3/1/2025
	6,250		18,750		3.10	3/1/2026
	—		50,000	(5)	3.10	3/1/2026
Kenneth G. Williamson	2,333		—		45.00	12/1/2018	13,222	261,135
	3,333		—		42.45	6/1/2019
	1,466		—		81.60	12/1/2019
	5,000		—		68.70	3/1/2020
	2,333		—		107.85	12/1/2020
	3,333		—		87.15	12/1/2021
	3,333		—		89.40	12/1/2022
	4,000		—		57.90	12/1/2023
	3,000		1,000		61.05	3/1/2024
	3,500		3,501		34.20	3/1/2025
	—		29,013	(5)	34.20	3/1/2025
	8,750		26,250		3.10	3/1/2026
	—		50,000	(5)	3.10	3/1/2026

(1)
All stock option information in this table relates to nonqualified stock options granted under either our 2004 LTIP or 2013 LTIP. All of the unvested options in this table vest 25% each year over a four-year period.

(2)
The amounts shown represent shares of restricted stock granted under our 2013 LTIP. While unvested, the holder is entitled to the same voting rights as all other holders of Common Stock. All of the restricted stock awards vest in one-third increments each year, over a three-year period.

(3)
Pursuant to SEC rules, the market value of each executive's shares of unvested restricted stock was calculated by multiplying the number of shares by $19.75 (the closing price per share of our Common Stock on the NYSE on December 29, 2017, the last business day of 2017).

(4)
The amounts shown reflect awards of cash-settled SARs granted to Mr. Hanson on December 1, 2008 under our Stock Appreciation Rights Plan. Mr. Hanson's SARs vested in full on December 1, 2011.

(5)
The amounts shown reflect awards of cash-settled SARs granted on March 1, 2015 and March 1, 2016 under our Stock Appreciation Rights Plan. The vesting of the SARs is achieved through both a market condition and a service condition. The market condition is achieved, in part or in full, in the event that during the four-year period beginning on the date of grant the 20-day trailing volume-weighted average price of a share of Common Stock is (i) greater than 120% of the exercise price for the first 1/3 of the awards, (ii) greater than 125% of the exercise price for the second 1/3 of the awards and (iii) greater than 130% of the exercise price for the final 1/3 of the awards. The exercise condition restricts the ability of the holders to exercise awards until certain service milestones have been reached such that (i) no more than 1/3 of the awards may be exercised, if vested, on and after the first anniversary of the date of grant, (ii) no more than 2/3 of the awards may be exercised, if vested, on and after the second anniversary of the date of grant (except with respect to the March 1, 2016 SARs, the vesting dates of which were accelerated as set forth in the "—Compensation Discussion and Analysis" above) and (iii) all of the awards may be exercised, if vested, on and after the third anniversary of the date of grant.

(6)
We do not have outstanding any Equity Incentive Plan Awards as defined by the SEC rules. As a result, the above table omits the following columns:

•
Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options

•
Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested

•
Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

 2017 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth certain information with respect to option and stock exercises by the named executive officers during the year ended December 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
R. Brian Hanson(3)	200,000	2,060,000	27,763	132,705
Steven A. Bate(4)	100,000	1,030,000	13,756	69,801
Matthew R. Powers(5)	6,666	68,660	723	3,543
Christopher T. Usher(6)	100,000	1,030,000	5,675	27,591
Ken Williamson (7)	100,000	1,030,000	7,834	38,387

(1)
The value realized upon the exercise of the cash-settled stock appreciation rights is calculated by (a) subtracting $3.10 (the cash-settled stock appreciation rights exercise price) from $13.40 (the closing price per share of our Common Stock on the NYSE on December 15, 2017 exercise date) to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying cash-settled stock appreciation rights exercised.

(2)
The values realized upon vesting of stock awards contained in the table are based on the market value of our Common Stock on the date of vesting.

(3)
The value realized by Mr. Hanson on the vesting of his restricted stock awards was calculated by multiplying (a) 21,095 shares by $4.90 (the closing price per share of our Common Stock on the NYSE on March 1, 2017) and (b) 6,668 shares by $4.40 (the closing price per share of our Common Stock on the NYSE on the June 1, 2017 vesting date).

(4)
The value realized by Mr. Bate on the vesting of his restricted stock awards was calculated by multiplying (a) 9,978 shares by $4.90 (the closing price per share of our Common Stock on the NYSE on March 1, 2017); (b) 3,334 shares by $4.40 (the closing price per share of our Common Stock on the NYSE on June 1, 2017) and (c) 444 shares by $14.05 (the closing price per share of our Common Stock on the NYSE on the December 1, 2017 vesting date).

(5)
The value realized by Mr. Powers on the vesting of his restricted stock awards was calculated by multiplying 723 shares by $4.90 (the closing price per share of our Common Stock on the NYSE on March 1, 2017).

(6)
The value realized by Mr. Usher on the vesting of his restricted stock awards was calculated by multiplying (a) 5,241 shares by $4.90 (the closing price per share of our Common Stock on the NYSE on March 1, 2017) and (b) 434 shares by $4.40 (the closing price per share of our Common Stock on the NYSE on the June 1, 2017 vesting date).

(7)
The value realized by Mr. Williamson on the vesting of his restricted stock awards was calculated by multiplying 7,834 shares by $4.90 (the closing price per share of our Common Stock on the NYSE on March 1, 2017).

 Potential Payments Upon Termination or Change of Control

        Under the terms of our equity-based compensation plans and our employment agreements, our Chief Executive Officer and certain of our other named executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment (with and without cause) and upon a change in control of our Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of December 31, 2017, are described in detail below. In the case of each employment agreement, the terms of these arrangements were established through the course of arms-length negotiations with each executive officer, both at the time of hire and at the times of any later amendment. As part of these negotiations, the Compensation Committee analyzed the terms of the same or similar arrangements for comparable executives employed by companies in our industry group. This approach was used by the committee in setting the amounts payable and the triggering events under the arrangements. The termination of employment provisions of the employment agreements were entered into in order to address competitive concerns by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join our Company. At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of our Company in the context of the desirability of hiring the individual and the expected compensation upon joining us. However, these contractual severance and post-termination arrangements have not affected the decisions the Compensation Committee has made regarding other compensation elements and the rationale for compensation decisions made in connection with these arrangements.

        The following summaries set forth estimated potential payments payable to each of our named executive officers upon termination of employment or a change of control of our Company under their current employment agreements and our stock plans and other compensation programs as if his employment had so terminated for these reasons, or the change of control had so occurred, on December 31, 2017. The Compensation Committee may, in its discretion, agree to revise, amend or add to the benefits if it deems advisable. For purposes of the following summaries, dollar amounts are estimates based on annual base salary as of December 31, 2017, benefits paid to the named executive officer in fiscal 2017 and stock and option holdings of the named executive officer as of December 31, 2017. The summaries assume a price per share of ION Common Stock of $19.75 per share, which was the closing price per share on December 29, 2017, the last business day of 2017, as reported on the NYSE. The actual amounts to be paid to the named executive officers can only be determined at the time of each executive's separation from the Company.

        The amounts of potential future payments and benefits as set forth in the tables below, and the descriptions of the assumptions upon which such future payments and benefits are based and derived, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are estimates of payments and benefits to certain of our executives upon their termination of employment or a change in control, and actual payments and benefits may vary materially from these estimates. Actual amounts can only be determined at the time of such executive's actual separation from our Company or the time of such change in control event. Factors that could affect these amounts and assumptions include the timing during the year of any such event, the price of our Common Stock, unforeseen future changes in our Company's benefits and compensation methodology and the age of the executive.

R. Brian Hanson

        Termination and Change of Control.    Mr. Hanson is entitled to certain benefits under his employment agreement upon the occurrence of any of the following events:

  •
  we terminate his employment other than for cause, death or disability;

  •
  Mr. Hanson resigns for "good reason"; or

  •
  a "change in control" involving our Company occurs and, within 12 months following the change in control, (a) we or our successor terminate Mr. Hanson's employment or (b) Mr. Hanson terminates his employment after we or our successor (i) elect not to extend the term of his employment agreement, (ii) assign to Mr. Hanson duties inconsistent with his CEO position, duties, functions, responsibilities, authority or reporting relationship to the Board under his employment agreement, (iii) become a privately-owned company as a result of a transaction in which Mr. Hanson does not participate within the acquiring group, (iv) are rendered a subsidiary or division or other unit of another company; or (v) take any action that would constitute "good reason" under his employment agreement.

        Under Mr. Hanson's employment agreement, a "change in control" occurs upon any of the following (which we refer to in this section as an "Employment Agreement Change of Control"):

  (1)
  the acquisition by a person or group of beneficial ownership of 40% or more of our outstanding shares of Common Stock other than any acquisitions directly from ION, acquisitions by ION or an employee benefit plan maintained by ION, or certain permitted acquisitions in connection with a "Merger" (as defined in sub-paragraph (3) below);

  (2)
  changes in directors on our board of directors such that the individuals that constitute the entire board cease to constitute at least a majority of directors of the board, other than new directors whose appointment or nomination for election was approved by a vote of at least a majority of the directors then constituting the entire board of directors (except in the case of election contests);

  (3)
  consummation of a "Merger"—that is, a reorganization, merger, consolidation or similar business combination involving ION—unless (i) owners of ION Common Stock immediately following such business combination together own more than 50% of the total outstanding stock or voting power of the entity resulting from the business combination in substantially the same proportion as their ownership of ION voting securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of our board of directors at the time of the execution of the initial agreement providing for the Merger; or

  (4)
  the sale or other disposition of all or substantially all of our assets.

        Upon the occurrence of any of the above events and conditions, Mr. Hanson would be entitled to receive the following (less applicable withholding taxes and subject to compliance with non-compete, non-solicit and no-hire obligations):

  •
  over a two-year period, a cash amount equal to two times his annual base salary and two times his target bonus amount in effect for the year of termination;

  •
  a prorated portion of any unpaid target incentive plan bonus for the year of termination; and

  •
  continuation of insurance coverage for Mr. Hanson as of the date of his termination for a period of two years at the same cost to him as prior to the termination.

        In addition, upon the occurrence of any of the above events or conditions, the vesting period for all of Mr. Hanson's unvested equity awards granted on or after January 1, 2012 having a remaining vesting period of two years or less as of the date of termination will immediately accelerate to vest in full. In such event, all restrictions on the awards will thereupon be immediately lifted and the exercise period of all outstanding vested stock options (including the option awards that have been so accelerated) granted on or after January 1, 2012 will continue in effect until the earlier of (a) two years after the date of termination or (b) the expiration of the full original term, as specified in each applicable stock option agreement.

        Change of Control Under Equity Compensation Plans.    Mr. Hanson and our other named executive officers currently hold outstanding awards under one or more of the following three equity compensation plans: our 2004 LTIP, 2013 LTIP and our Stock Appreciation Rights Plan. Under these plans, a "change of control" will be deemed to have occurred upon any of the following (which we refer to in this section as a "Plan Change of Control"):

  (1)
  the acquisition by a person or group of beneficial ownership of 40% or more of the outstanding shares of Common Stock other than acquisitions directly from ION, acquisitions by ION or an employee benefit plan maintained by ION, or certain permitted acquisitions in connection with a business combination described in sub-paragraph (3) below;

  (2)
  changes in directors such that the individuals that constitute the entire board of directors cease to constitute at least a majority of directors of the board, other than new directors whose appointment or nomination for election was approved by a vote of at least a majority of the directors then constituting the entire board of directors (except in the case of election contests);

  (3)
  consummation of a reorganization, merger, consolidation or similar business combination involving ION, unless (i) owners of our Common Stock immediately following such transaction together own more than 50% of the total outstanding stock or voting power of the entity resulting from the transaction and (ii) at least a majority of the members of the board of directors of the entity resulting from the transaction were members of our board of directors at the time the agreement for the transaction is signed; or

  (4)
  the sale of all or substantially all of our assets.

        Upon any such "Plan Change of Control," all of Mr. Hanson's stock options granted to him under the 2004 LTIP or the 2013 LTIP will become fully exercisable, all unvested restricted stock awards granted to him under the 2013 LTIP will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2008 Stock Appreciations Rights Plan will become fully exercisable. In addition, any change of control of our Company will cause the remaining term of Mr. Hanson's employment agreement to adjust automatically to two years, commencing on the effective date of the change of control.

        We believe the double-trigger change-of-control benefit referenced above maximizes shareholder value because it motivates Mr. Hanson to remain in his position for a sufficient period of time following a change of control to ensure a smoother integration and transition for the new owners. Given his experience with our Company and within the seismic industry as our CFO and CEO, we believe Mr. Hanson's severance structure is in our best interest because it ensures that for a two-year period after leaving our employment, Mr. Hanson will not be in a position to compete against us or otherwise adversely affect our business.

        Death, Disability or Retirement.    Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Hanson holds would automatically accelerate and become fully vested. Upon his retirement, all unvested options and stock appreciation rights that Mr. Hanson holds would automatically accelerate and become fully vested. No unvested shares of restricted stock held by Mr. Hanson would automatically accelerate and become fully vested upon his retirement.

        Termination by Us for Cause or by Mr. Hanson Other Than for Good Reason.    Upon any termination by us for cause or any resignation by Mr. Hanson for any reason other than for "good reason" (as defined in his employment agreement), Mr. Hanson is not entitled to any payment or benefit other than the payment of unpaid salary and possibly accrued and unused vacation pay.

        Mr. Hanson's currently-held vested stock options and stock appreciation rights will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable plan and grant agreement. If Mr. Hanson is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited. We have not agreed to provide Mr. Hanson any additional payments in the event any payment or benefit under his employment agreement is determined to be subject to the excise tax for "excess parachute payments" under U.S. federal income tax rules, or any other "tax gross-ups" under this employment agreement.

        Assuming Mr. Hanson's employment was terminated under each of these circumstances or a change of control occurred on December 31, 2017, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Bonus ($)(2)	Insurance Continuation ($)(3)	Tax Gross-Ups ($)	Value of Accelerated Equity Awards ($)(4)
Without Cause or For Good Reason	1,200,000	1,200,000	38,665	—	—
Termination after change in control	1,200,000	1,200,000	38,665	—	3,892,086
Change of Control (if not terminated), Death or Disability	—	—	—	—	3,892,086
Retirement	—	—	—	—	2,913,750
Voluntary Termination	—	—	—	—	—

(1)
Payable over a two-year period. In addition to the listed amounts, if Mr. Hanson resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Hanson is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
Represents two times the estimate of the target bonus payment Mr. Hanson would be entitled to receive pursuant to our 2017 bonus incentive plan. The actual bonus payment he would be entitled to receive upon his termination may be different from the estimated amount, depending on the achievement of payment criteria under the bonus plan.

(3)
The value of insurance continuation contained in the above table is the total cost of COBRA continuation coverage for Mr. Hanson, maintaining his same levels of medical, dental and other insurance as in effect on December 31, 2017, less the amount of premiums to be paid by Mr. Hanson for such coverage.

(4)
As of December 31, 2017, Mr. Hanson held 49,536 unvested shares of restricted stock, unvested stock options to purchase 83,128 shares of Common Stock and 153,557 unvested cash-settled stock appreciation rights. The value of accelerated unvested options was calculated by multiplying 75,000 shares underlying Mr. Hanson's unvested options by $19.75 (the closing price per share on December 29, 2017, the last business day of 2017) and then deducting the aggregate exercise price for those shares (equal to $3.10 per share for those 75,000 options). The options having an exercise price greater than $19.75 per share were calculated as having a zero value. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 49,536 shares by $19.75. The value of accelerated unvested stock appreciation rights was calculated by multiplying 100,000 shares by $19.75 and then deducting the settlement price of $3.10. Stock appreciation rights having an exercise price greater than $19.75 were calculated as having a zero value.

Steven A. Bate

        Termination and Change of Control.    Mr. Bate is entitled to certain benefits under his employment agreement upon the occurrence of any of the following events:

  •
  we terminate his employment other than for cause, death or disability;

  •
  Mr. Bate resigns for "good reason"; or

  •
  an "Employment Agreement Change of Control" (see "—R. Brian Hanson—Termination and Change of Control" above) involving our Company occurs and, within 12 months following the change in control, (a) we or our successor terminate Mr. Bate's employment or (b) Mr. Bate terminates his employment after we or our successor (i) elect not to extend the term of his employment agreement, (ii) assign to Mr. Bate duties inconsistent with his CFO position, duties, functions, responsibilities, authority or reporting relationship to the Board under his employment agreement, (iii) become a privately-owned company as a result of a transaction in which Mr. Bate does not participate within the acquiring group, (iv) are rendered a subsidiary or division or other unit of another company; or (v) take any action that would constitute "good reason" under his employment agreement.

        Upon the occurrence of any of the above events and conditions, Mr. Bate would be entitled to receive the following (less applicable withholding taxes and subject to compliance with non-compete, non-solicit and no-hire obligations):

  •
  over a two-year period, a cash amount equal to two times his annual base salary in effect for the year of termination;

  •
  a prorated portion of any unpaid target incentive plan bonus for the year of termination; and

  •
  continuation of insurance coverage for Mr. Bate as of the date of his termination for a period of eighteen months at the same cost to him as prior to the termination.

        Change of Control Under Equity Compensation Plans.    Upon a "Plan Change of Control", (see "—R. Brian Hanson—Change of Control Under Equity Compensation Plans" above), all of Mr. Bate's stock options granted to him under the 2004 LTIP or the 2013 LTIP will become fully exercisable, all restricted stock awards granted to him under the 2013 LTIP will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2008 Stock Appreciations Rights Plan will become fully exercisable. In addition, any change of control of our Company will cause the remaining term of Mr. Bate's employment agreement to adjust automatically to two years, commencing on the effective date of the change of control.

        Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Bate holds would automatically accelerate and become fully vested. Upon his retirement, all unvested options and stock appreciation rights that Mr. Bate holds would automatically accelerate and become fully vested. No unvested shares of restricted stock held by Mr. Bate would automatically accelerate and become fully vested upon his retirement.

        Upon any termination by us for cause or any resignation by Mr. Bate for any reason other than for "good reason" (as defined in his employment agreement), Mr. Bate is not entitled to any payment or benefit other than the payment of unpaid salary and possibly accrued and unused vacation pay.

        Mr. Bate's currently-held vested stock options and stock appreciation rights will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable plan and grant agreement. If Mr. Bate is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited.

        Assuming Mr. Bate employment was terminated under each of these circumstances or a change of control occurred on December 31, 2017, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Bonus ($)(2)	Insurance Continuation ($)(3)	Value of Accelerated Equity Awards ($)(4)
Without Cause or For Good Reason	750,000	—	20,208	—
Termination after change in control	750,000	—	20,208	1,943,574
Change of Control (if not terminated), Death or Disability	—	—	—	1,943,574
Retirement	—	—	—	1,456,875
Voluntary Termination	—	—	—	—

(1)
Payable over a two-year period. In addition to the listed amounts, if Mr. Bate resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Bate is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
The actual bonus payment he would be entitled to receive upon his termination may be different from the estimated amount, depending on the achievement of payment criteria under the bonus plan.

(3)
The value of insurance continuation contained in the above table is the total cost of COBRA continuation coverage for Mr. Bate, maintaining his same levels of medical, dental and other insurance as in effect on December 31, 2017, less the amount of premiums to be paid by Mr. Bate for such coverage.

(4)
As of December 31, 2017, Mr. Bate held 24,643 unvested shares of restricted stock, unvested stock options to purchase 42,283 shares of Common Stock and 74,444 unvested cash-settled stock appreciation rights. The value of accelerated unvested options was calculated by multiplying 37,500 shares underlying Mr. Bate's unvested options by $19.75 (the closing price per share on December 29, 2017, the last business day of 2017) and then deducting the aggregate exercise price for those shares (equal to $3.10 per share for those 37,500 options). The options having an exercise price greater than $19.75 per share were calculated as having a zero value. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 24,643 shares by $19.75. The value of accelerated unvested stock appreciation rights was calculated by multiplying 50,000 shares by $19.75 and then deducting the settlement price of $3.10. Stock appreciation rights having an exercise price greater than $19.75 per share were calculated as having a zero value.

Matthew R. Powers

        Mr. Powers is not entitled to receive any contractual severance pay if we terminate his employment without cause. Upon a "Plan Change of Control" (see "—R. Brian Hanson—Change of Control Under Equity Compensation Plans" above), all of his unvested stock options granted to him under the 2013 LTIP will become fully exercisable, all unvested restricted stock awards granted to him under the 2013 LTIP will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2008 Stock Appreciations Rights Plan will become fully exercisable. Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Powers holds would automatically accelerate and become fully vested. Upon his retirement, all unvested options and stock appreciation rights that Mr. Powers holds would automatically accelerate and become fully vested. No shares of unvested restricted stock held by Mr. Powers would automatically accelerate and become fully vested upon his retirement.

        The vested stock options and stock appreciation rights held by Mr. Powers will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Powers is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited.

        Assuming his employment was terminated under each of these circumstances or a change of control occurred on December 31, 2017, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause	—	—
Change of Control (regardless of termination), Death or Disability	—	618,856
Retirement	—	355,549
Voluntary Termination	—	—

(1)
If Mr. Powers resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Powers is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
As of December 31, 2017, Mr. Powers held 13,332 unvested shares of restricted stock, unvested stock options to purchase 39,875 shares of Common Stock and 3,334 unvested cash-settled stock appreciation rights. The value of accelerated unvested options was calculated by multiplying 39,750 shares underlying Mr. Powers' unvested options by $19.75 (the closing price per share on December 29, 2017, the last business day of 2017) and then deducting the aggregate exercise price for those shares (equal to $3.10 per share for 3,750 options and $13.15 per share for 36,000 options). The options having an exercise price greater than $19.75 per share were calculated as having a zero value. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 13,332 shares by $19.75. The value of accelerated unvested stock appreciation rights was calculated by multiplying 3,334 shares by $19.75 and then deducting the settlement price of $3.10.

Christopher T. Usher

        Mr. Usher is not entitled to receive any contractual severance pay if we terminate his employment without cause. Upon a "Plan Change of Control" (see "—R. Brian Hanson—Change of Control Under Equity Compensation Plans" above), all of his unvested stock options granted to him under the 2004 LTIP or the 2013 LTIP will become fully exercisable, all restricted stock awards granted to him under the 2013 LTIP will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2008 Stock Appreciations Rights Plan will become fully exercisable. Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Usher holds would automatically accelerate and become fully vested. Upon his retirement, all unvested options and stock appreciation rights that Mr. Usher holds would automatically accelerate and become fully vested. No unvested shares of restricted stock held by Mr. Usher would automatically accelerate and become fully vested upon his retirement.

        The vested stock options and stock appreciation rights held by Mr. Usher will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Usher is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited.

        Assuming his employment was terminated under each of these circumstances or a change of control occurred on December 31, 2017, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause	—	—
Change of Control (regardless of termination), Death or Disability	—	1,338,771
Retirement	—	1,144,688
Voluntary Termination	—	—

(1)
If Mr. Usher resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Usher is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
As of December 31, 2017, Mr. Usher held 9,827 unvested shares of restricted stock, unvested stock options to purchase 21,165 shares of Common Stock and 61,728 unvested cash-settled stock appreciation rights. The value of accelerated unvested options was calculated by multiplying 18,750 shares underlying Mr. Usher's unvested options by $19.75 (the closing price per share on December 29, 2017, the last business day of 2017) and then deducting the aggregate exercise price for those shares (equal to $3.10 per share for those 18,750 options). The options having an exercise price greater than $19.75 per share were calculated as having a zero value. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 9,827 shares by $19.75. The value of accelerated unvested stock appreciation rights was calculated by multiplying 50,000 shares by $19.75 and then deducting the settlement price of $3.10. Stock appreciation rights having an exercise price greater than $19.75 per share were calculated as having a zero value.

Kenneth G. Williamson

        Mr. Williamson is not entitled to receive any contractual severance pay if we terminate his employment without cause. Upon a "Plan Change of Control" (see "—R. Brian Hanson—Change of Control Under Equity Compensation Plans" above), all of his unvested stock options granted to him under the 2004 LTIP or the 2013 LTIP will become fully exercisable, all unvested restricted stock awards granted to him under the 2013 LTIP will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2008 Stock Appreciations Rights Plan will become fully exercisable. Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Williamson holds would automatically accelerate and become fully vested. Upon his retirement, all unvested options and stock appreciation rights that Mr. Williamson holds would automatically accelerate and become fully vested. No unvested shares of restricted stock held by Mr. Williamson would automatically accelerate and become fully vested upon his retirement.

        The vested stock options and stock appreciation rights held by Mr. Williamson will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Williamson is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited.

        Assuming his employment was terminated under each of these circumstances or a change of control occurred on December 31, 2017, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause	—	—
Change of Control (regardless of termination), Death or Disability	—	1,530,698
Retirement	—	1,269,563
Voluntary Termination	—	—

(1)
If Mr. Williamson resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Williamson is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
As of December 31, 2017, Mr. Williamson held 13,222 unvested shares of restricted stock, unvested stock options to purchase 30,751 shares of Common Stock and 79,013 unvested cash-settled stock appreciation rights. The value of accelerated unvested options was calculated by multiplying 26,250 shares underlying Mr. Williamson's unvested options by $19.75 (the closing price per share on December 29, 2017, the last business day of 2017) and then deducting the aggregate exercise price for those shares (equal to $3.10 per share for those 26,250 options). The options having an exercise price greater than $19.75 per share were calculated as having a zero value. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 13,222 shares by $19.75. The value of accelerated unvested stock appreciation rights was calculated by multiplying 50,000 shares by $19.75 and then deducting the settlement price of $3.10. Stock appreciation rights having an exercise price greater than $19.75 per share were calculated as having a zero value.

 2017 Pension Benefits and Nonqualified Deferred Compensation

        None of our named executive officers participates or has account balances in (i) any qualified or non-qualified defined benefit plans or (ii) any non-qualified defined contribution plans or other deferred compensation plans maintained by us.

 Equity Compensation Plan Information
(as of December 31, 2017)

        The following table provides certain information regarding our equity compensation plans under which equity securities are authorized for issuance, categorized by (i) the equity compensation plans previously approved by our shareholders and (ii) the equity compensation plans not previously approved by our shareholders:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Shareholders
2003 Stock Option Plan	333	$243.90	—
2004 Long-Term Incentive Plan ("2004 LTIP")	297,614	$79.44	—
Second Amended and Restated 2013 Long-Term Incentive Plan ("2013 LTIP")	584,870	$11.78	488,403
2010 Employee Stock Purchase Plan	—	—	47,241

Subtotal	882,817		535,644
Equity Compensation Plans Not Approved by Shareholders
ARAM Systems Employee Inducement Stock Option Program	7,524	$211.50	—

Subtotal	7,524		—

Total	890,341		535,644

        Following is a brief description of the material terms of the equity compensation plan that was not approved by our shareholders:

        ION Geophysical Corporation—ARAM Systems Employee Inducement Stock Option Program.    In connection with our acquisition of all of the capital stock of ARAM Systems, Ltd and its affiliates in September 2008, we entered into employment inducement stock option agreements with 48 key employees of ARAM as material inducements to their joining ION. The terms of these stock options are for 10 years, and the options become exercisable in four equal installments each year with respect to 25% of the shares each on the first, second, third and fourth consecutive anniversary dates of the date of grant. The options may be sooner exercised upon the occurrence of a "change of control" of ION. The number of shares of Common Stock covered by each option is subject to adjustment to prevent dilution resulting from stock dividends, stock splits, recapitalizations or similar transactions.

        A description of our Stock Appreciation Rights Plan has not been provided in this sub-section because awards of SARs made under that plan may be settled only in cash.

 CEO PAY RATIO DISCLOSURE

        As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. R. Brian Hanson, our Chief Executive Officer (our "CEO"):

        For 2017, our last completed fiscal year:

  •
  the median of the annual total compensation of all employees of our company (other than our CEO), was $95,487; and

  •
  the annual total compensation of our CEO was $1,766,639.

        Based on this information, for 2017, the ratio of the annual total compensation of Mr. R. Brian Hanson, our Chief Executive Officer, to the median of the annual total compensation of all employees was 19 to 1.

        We selected December 29, 2017 as the date upon which we would identify the "median employee". As of December 29, 2017, we had 469 employees worldwide. Relying upon the "de minimis exemption" in Item 402(u) of Regulation S-K (and using the total number of employees referenced in the preceding sentence for our de minimis calculation), we excluded 22 employees from eight countries (in each case, excluding all employees in the jurisdiction) as follows:

Jurisdiction	No. of Employees	Jurisdiction	No. of Employees
Australia	1	Netherlands	1
Brazil	3	People's Republic of China	4
Egypt	5	Russia	4
Malaysia	1	United Arab Emirates	3

        Our employee population, after taking into consideration the de minimis exemption, consisted of 447 individuals. We used total compensation as calculated in accordance with Item 402(c)(2)(x) as our compensation measure and calculated it for each of the 447 employees. We annualized for any full-time employee that was not employed for all of calendar year 2017. We applied a British Pound Sterling ("GBP") to U.S. dollar and Canadian Dollar ("CAD") to U.S. dollar exchange rates as of December 29, 2017 to the compensation elements paid in the respective currencies.

 DIRECTOR COMPENSATION

        ION employees who are also directors do not receive any fee or remuneration for services as members of our Board. We currently have seven non-employee directors who qualify for compensation as directors. In addition to being reimbursed for all reasonable out-of-pocket expenses that the director incurs attending Board meetings and functions, our outside directors receive an annual retainer fee of $46,000. In addition, our Chairman of the Board receives an annual retainer fee of $25,000, our Chairman of the Audit Committee receives an annual retainer fee of $20,000, our Chairman of the Compensation Committee receives an annual retainer fee of $15,000, our Chairman of the Governance Committee receives an annual retainer fee of $10,000 and each co-Chairman of the Finance Committee receives an annual retainer fee of $5,000. Our non-employee directors also receive, in cash, $2,000 for each Board meeting attended and $2,000 for each committee meeting attended (unless the committee meeting is held in conjunction with a Board meeting, in which case the fee for committee meeting attendance is $1,000) and $1,000 for each Board or committee meeting attended via teleconference.

        Each non-employee director also receives an initial grant of 533 vested shares of our Common Stock on the first quarterly grant date after joining the Board and follow-on grants each year of a number of shares of our Common Stock equal in market value to $110,000, up to an annual grant of 2,500 shares per director.

        The following table summarizes the compensation earned by our non-employee directors in 2017:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
David H. Barr	63,000	12,250	—	—	98,875	174,125
Hao Huimin	54,000	12,250	—	—	98,875	165,125
Michael C. Jennings	62,000	12,250	—	—	98,875	173,125
James M. Lapeyre, Jr.	103,000	12,250	—	—	98,875	214,125
Franklin Myers	83,000	12,250	—	—	98,875	194,125
S. James Nelson, Jr.	87,000	12,250	—	—	98,875	198,125
John N. Seitz	63,000	12,250	—	—	98,875	174,125

(1)
R. Brian Hanson, our President and Chief Executive Officer, is not included in this table because he was an employee of ION during 2017, and therefore received no compensation for his services as director. The compensation received by Mr. Hanson as an employee of ION during 2017 is shown in the Summary Compensation Table contained in "—Executive Compensation" below.

(2)
All of the amounts shown represent the value of Common Stock granted under our Second Amended and Restated 2013 Long-Term Incentive Plan (the "2013 LTIP"). On March 1, 2017, each of our non-employee directors was granted an award of 2,500 shares of ION Common Stock. The values contained in the table are based on the grant-date fair value of awards of stock during the fiscal year.

(3)
On March 1, 2017, the value of the 2,500 shares received by each of our non-employee directors was only $12,250 (using the closing price on the NYSE of $4.90 per share on the March 1, 2017 grant date) leaving a gap of $97,750 in the value of the equity awarded versus the $110,000 compensation target. As a result, the Governance Committee approved additional cash compensation to be provided to the Board in the amount of $97,750. The additional compensation is paid in quarterly increments.

        As of December 31, 2017, our non-employee directors held the following unvested and unexercised ION equity awards:

Name	Unvested Stock Awards(#)	Unexercised Option Awards(#)
David H. Barr	2,500	0
Hao Huimin	2,500	0
Michael C. Jennings	2,500	0
James M. Lapeyre, Jr.	2,500	0
Franklin Myers	2,500	0
S. James Nelson, Jr.	2,500	0
John N. Seitz	2,500	0

Compensation Committee Interlocks and Insider Participation

        The Board has determined that each member of the Compensation Committee satisfies the definition of "independent" as established under the NYSE corporate governance listing standards. No member of the Compensation Committee is, or was during 2017, an officer or employee of ION. Mr. Lapeyre is President and Chief Executive Officer and a significant equity owner of Laitram, L.L.C, which has had a business relationship with ION since 1999. During 2017, the Company paid Laitram and its affiliates $0.2 million, which consisted of manufacturing services and reimbursement of costs and less than $0.1 million for reimbursement for costs related to providing administrative and other back-office support services in connection with the Company's Louisiana marine operations. In addition, the Company is currently subleasing approximately 4,100 square feet of office space to Laitram. See "Board of Directors and Corporate Governance-Certain Transactions and Relationships" in our proxy statement for our 2018 Annual Meeting held May 16, 2018.

        During 2017:

  •
  No executive officer of ION served as a member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of ION; and

  •
  No executive officer of ION served as a director of another entity, one of whose executive officers served on the Compensation Committee of ION.

PROPOSAL:
APPROVAL OF AMENDMENTS TO THE 2013 LTIP

        The proposal to be voted on is approval of certain amendments to the Company's 2013 LTIP, including increasing the total number of shares of our Common Stock available for issuance under the 2013 LTIP by 1.2 million shares, for a total of 1,661,130 shares, eliminating the restriction on the number of shares in the 2013 LTIP that can be issued as full value awards, and certain other technical updates and clarifications related to Section 162(m) of the Internal Revenue Code, as amended.

        The 2013 LTIP was adopted by our Compensation Committee and Board in February 2013 and approved by our shareholders at the 2013 Annual Meeting.

        In December 2015, our Compensation Committee and Board adopted amendments to the 2013 LTIP; they were approved by our shareholders at a Special Meeting held on February 1, 2016. (The amendments to the 2013 LTIP were conditioned upon the shareholders also approving a reverse stock split, which they approved at the same Special Meeting.) Accordingly, the Restated 2013 LTIP took effect on February 4, 2016.

        On February 6, 2017, with the approval of the Board, the Restated 2013 LTIP was further amended to allow for the withholding of shares based on an award recipient's maximum tax obligation. (No shareholder approval was needed for this amendment, as, under applicable NYSE rules, the amendment was deemed to be immaterial.)

        Our Board believes it is desirable to increase the number of shares available for issuance under the 2013 LTIP and the maximum number of such shares that may be granted in the form of full-value awards in order to (i) continue to promote shareholder value by providing appropriate incentives to key employees and certain other individuals who perform services for our Company and (ii) continue awarding our non-employee directors with stock options, restricted stock and other forms of equity compensation as a means to retain capable directors and attract and recruit qualified new directors in a manner that promotes ownership of a proprietary interest in our Company. As of October 15, 2018, without giving effect to the proposed amendments, there were 818,768 shares issued or committed for issuance under outstanding options or other awards under the 2013 LTIP and only 461,130 shares available for future grant and issuance to our employees and non-employee directors. The Board believes this number of shares is insufficient to sustain our equity compensation objectives, given current market conditions and the current trading price of our Common Stock, which had a closing price on the NYSE of $14.76 on October 15, 2018, and believes that the increases in the number of shares available for issuance under our 2013 LTIP is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees and directors.

Description of the 2013 LTIP

        The material features of the 2013 LTIP are described below. The complete text of the 2013 LTIP, including the proposed amendments, is included as Annex A to this Proxy Statement. The following summary is qualified by reference to the copy of such amended and restated 2013 LTIP that is attached as Annex A to this Proxy Statement.

        General.    The 2013 LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a "qualified plan" within the meaning of section 401 of the Internal Revenue Code. The primary objective of the 2013 LTIP is to promote the long-term financial success of our Company and to increase shareholder value by: (a) encouraging the commitment of directors and key employees and consultants, (b) motivating superior performance of key employees and consultants by means of long-term performance-related incentives, (c) encouraging and providing directors and key employees and consultants with a program for obtaining ownership interests in our Company that link and align their personal interests to those of our shareholders,

(d) attracting and retaining directors and key employees and consultants by providing competitive incentive compensation opportunities and (e) enabling directors and key employees and consultants to share in the long-term growth and success of our Company.

        The 2013 LTIP is administered by the Compensation Committee. The 2013 LTIP provides for the granting of stock options, stock appreciation rights, performance share awards, performance units, restricted stock, restricted stock units and other equity-based awards that provide similar benefits. Certain awards under the 2013 LTIP may be paid in cash or Common Stock, as determined by the Compensation Committee. The Compensation Committee has discretion to select the participants who will receive awards and to determine the type, size and terms of each award. Eligible participants under the 2013 LTIP include our non-employee directors, key employees and independent consultants. The Compensation Committee will also make all other determinations that it decides are necessary or desirable in the interpretation and administration of the 2013 LTIP. At the present time, all members of our Board other than R. Brian Hanson are considered non-employee directors for purposes of the 2013 LTIP.

        Shares Subject to the 2013 LTIP.    If our shareholders approve the proposed amendments to the 2013 LTIP, the proposed amendments to the 2013 LTIP will become effective immediately upon the conclusion of the Special Meeting.

        The form of the amended and restated 2013 LTIP, included as Annex A, reflects an adjustment to the number of shares of Common Stock available for issuance under the 2013 LTIP.

        Upon the effectiveness of the proposed amendments to the 2013 LTIP, the Compensation Committee will be able to grant awards covering, at any one time, up to 1,661,130 shares of Common Stock, with a maximum number of 1,661,130 such shares being granted in the form of full-value awards. Under the current 2013 LTIP, the Compensation Committee is able to grant awards covering, at any one time, up to 461,130 shares of Common Stock, with a maximum number of 130,395 such shares being granted in the form of full-value awards.

        The number of shares of Common Stock authorized under the 2013 LTIP and any awards outstanding under the 2013 LTIP is subject to adjustment to prevent the dilution of rights of plan participants resulting from stock dividends, stock splits, recapitalizations or similar transactions. The approval by shareholders of the proposed amendments to the 2013 LTIP authorizing the grant of additional shares of Common Stock and the subsequent grant of awards under the amended 2013 LTIP will have a dilutive impact on the Company's shareholders. In determining the number of shares reserved for issuance under the 2013 LTIP, we were mindful of the dilutive impact it will have on shareholders and determined this was the appropriate amount to reserve to fund future equity grants to employees and directors over the next several years. This number of shares will constitute approximately 12% of the total number of shares of our issued and outstanding Common Stock based on the total number of shares of our Common Stock outstanding as of October 15, 2018. By comparison, the number of shares currently reserved under the 2013 LTIP represents approximately 3.3% of the total number of shares of our Common Stock outstanding as of October 15, 2018. As of October 15, 2018, there were outstanding options and other equity awards with respect to 818,768 shares of our Common Stock, which represents approximately 5.8% of the total number of shares of Common Stock outstanding as of that date. The weighted average exercise price of our outstanding stock options is $35.56 per share. For further information regarding our equity compensation plans, please see the information set forth above in "Executive Compensation-Compensation Discussion and Analysis—Long-Term Stock-Based Incentive Compensation."

        Awards under the 2013 LTIP.    Under the 2013 LTIP, the Compensation Committee may grant awards in the form of Incentive Stock Options (ISOs), as defined in section 422 of the Internal Revenue Code, "nonstatutory" stock options (NSOs), shares of restricted stock, restricted stock units, stock appreciation rights (SARs), performance shares, performance units and other stock-based awards. ISOs and NSOs together are referred to as "options" for purposes of this description of the 2013 LTIP.

        Options.    Generally, options must be exercised within ten years of the grant date, except with respect to ISO grants to a 10% or greater shareholder, which are required to be exercised within five years. The exercise price of each option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or 110% in the case of an ISO grant to a 10% or greater shareholder. To the extent the aggregate fair market value of shares of Common Stock for which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, those options must be treated as NSOs. The exercise price of each option is payable in cash or, in the Compensation Committee's discretion, by the delivery of shares of Common Stock owned by the optionee, or by any combination of these methods. No option issued under the 2013 LTIP may be repriced, replaced or regranted through cancellation or by lowering the option exercise price of a previously granted option.

        Restricted Stock/Restricted Stock Units.    Included in this category of awards are nonperformance-based (meaning, there are no vesting triggers related to the performance of the Company's common stock) grants of shares of restricted stock and restricted stock units that vest over a period of time based on the participant's continuing employment with ION or its subsidiaries. The Compensation Committee has the discretion to add performance-based vesting triggers to any award of restricted stock or restricted stock units. Unless the Compensation Committee determines otherwise at the date of grant, shares of restricted stock will carry full voting rights. Certificates for unrestricted shares of Common Stock will be delivered electronically to the participant when the restrictions on the restricted stock lapse. The Compensation Committee may also grant restricted stock units under the 2013 LTIP, which entitle the participant to the issuance of shares of our Common Stock when the restrictions on the units awarded lapse.

        SARs.    Upon the exercise of a SAR, the holder will receive cash, Common Stock, or a combination thereof, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. SARs are subject to such conditions and are exercisable at such times as determined by the Compensation Committee, but the exercise price per share must at least be equal to the fair market value of a share of Common Stock on the date of grant.

        Performance Shares.    Performance shares are awards of Common Stock contingent upon the degree to which performance objectives selected by the Compensation Committee are achieved during a specified period, subject to adjustment by the Compensation Committee. The Compensation Committee establishes performance objectives that may be based upon Company, business segment, participant or other performance objectives as well as the period during which such performance objectives are to be achieved. Examples of performance criteria include, but are not limited to, pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time, including the relative improvement therein. The Compensation Committee may make such adjustments in the computation of any performance measure, provided that any such modification does not prevent an award that was intended to qualify for the "Performance-Based Exception" under section 162(m) of the Internal Revenue Code, which is described below, from continuing to qualify for that exception. Performance shares may be awarded alone or in conjunction with other awards. Payment of performance shares may be made only in shares of Common Stock.

        Performance Units.    Performance units are awards of a right to receive shares of Common Stock contingent upon the degree to which performance objectives selected by the Compensation Committee are achieved during a specified period, subject to adjustment by the Compensation Committee. The establishment and types of performance objectives with regard to performance units is the same as described above with regard to performance shares. Performance units may be awarded alone or in conjunction with other awards. Payment on performance units may be made in shares of Common Stock or in cash.

        Other Stock-Based Awards.    Other stock-based awards are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Common Stock. Other types of stock-based awards include, without limitation, deferred stock, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into shares, incentive awards valued by reference to the value of securities of or the performance of a specified subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored or maintained by our Company or any subsidiary, or in which our Company or any subsidiary participated. Subject to the terms of the 2013 LTIP, the Compensation Committee may determine the terms and conditions of any stock-based awards, and those terms are to be set forth in the incentive agreement with the participant.

        Supplemental Payments.    The Compensation Committee, either at the time of grant or at the time of exercise of an NSO or SAR or the time of vesting of performance shares, may provide for a supplemental payment by our Company to the participant in an amount specified by the Compensation Committee. The supplemental payment amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to the exercise of the NSO or SAR, the vesting of the performance shares and the receipt of a supplemental payment in connection therewith, assuming the participant is taxed at either the maximum effective income tax rate or at a lower tax rate, as deemed appropriate by the Compensation Committee. The Compensation Committee shall have the discretion to grant supplemental payments that are payable in Common Stock or cash, determined by the Compensation Committee at the time of the payment.

        Termination of Employment and Change in Control.    Except as otherwise provided in the applicable incentive agreement, if a participant's employment or other service is terminated other than due to his death, disability, retirement or for cause, any non-vested portion of stock options or other applicable awards will terminate and no further vesting will occur. In such event, the then-exercisable options and awards will remain exercisable until the earlier of the expiration date set forth in the incentive agreement or three months after the date of termination of employment. If termination of employment is due to disability or death, (a) any restrictions on stock-based awards will be deemed satisfied and all outstanding options will accelerate and become immediately exercisable and (b) the participant's then exercisable options will remain exercisable until the earlier of the expiration date of such options or one year following termination. If termination of employment is due to retirement with at least five years of service, (a) all non-vested shares of restricted stock, restricted stock units and other awards other than stock options will terminate and no further vesting will occur, (b) all outstanding non-vested stock options will accelerate and become immediately exercisable and (c) the participant's then exercisable options will remain exercisable until the earlier of the expiration date of such options or one year following termination. Upon termination for cause, all vested and non-vested options and unvested restricted stock will expire at the effective date of termination. Upon a "change in control" (as defined below), any restrictions on stock-based awards will be deemed satisfied, all outstanding options and SARs will accelerate and become immediately exercisable and all the performance shares and any other stock-based awards will become fully vested and deemed earned in full.

        Under the 2013 LTIP, a "change in control" will be deemed to have occurred upon any one or more of the following:

          (1)   the acquisition by a person or group of beneficial ownership of 40% or more of the outstanding shares of Common Stock other than acquisitions directly from ION, acquisitions by ION or an employee benefit plan maintained by ION, or certain permitted acquisitions in connection with a business combination described in sub-paragraph (3) below;

          (2)   changes in directors such that the individuals that constitute the entire Board cease to constitute at least a majority of directors of the Board, other than new directors whose appointment or nomination for election was approved by a vote of at least a majority of the directors then constituting the entire Board (except in the case of election contests);

          (3)   consummation of a reorganization, merger, consolidation or similar business combination involving ION, unless (i) owners of our Common Stock immediately preceding such transaction together own more than 50% of the total outstanding stock or voting power of the entity resulting from the transaction and (ii) at least a majority of the members of the board of directors of the entity resulting from the transaction were members of our Board at the time the agreement for the transaction is signed; or

          (4)   the sale of all or substantially all of the Company's assets.

        Transferability.    Awards granted under the 2013 LTIP are not transferable or assignable and cannot be pledged, or otherwise encumbered other than by will or the laws of descent and distribution. However, with respect to awards that are not Incentive Stock Options, the Compensation Committee may, in its discretion, authorize all or a portion of the award to be granted on terms that permit transfer by the participant to (i) the members of the participant's immediate family, (ii) a trust or trusts for the exclusive benefit of immediate family members, (iii) a partnership in which immediate family members are the only partners, (iv) any other entity owned solely by immediate family members or (v) pursuant to a qualified domestic relations order. Following any permitted transfer, the award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment as set out in the plan shall continue to be applied with respect to the original grantee, and the award shall be exercisable by the transferee only to the extent, and for the periods, specified in the incentive agreement.

        Except as provided above, shares of restricted stock and/or restricted stock units may not be sold, transferred, pledged or assigned until the end of the applicable period of restriction established by the Compensation Committee and specified in the incentive agreement (and in the case of restricted stock units, until the date of delivery or other payment), and performance shares and performance units may not be sold, transferred, pledged or assigned until the end of the applicable performance period established by the Compensation Committee and specified in the incentive agreement (and, in the case of performance units, until the date of delivery or other payment), and the performance criteria have been met and confirmed by the Compensation Committee. All rights with respect to restricted stock, restricted stock units, performance shares and performance units shall be available during the grantee's lifetime only to the grantee, except as otherwise provided in the applicable incentive agreement.

        Performance-Based Exception.    Under section 162(m) of the Internal Revenue Code, we may deduct, for federal income-tax purposes, compensation paid to our chief executive officer, our chief financial officer and our three other most highly compensated executive officers only to the extent that such compensation does not exceed $1,000,000 for any such individual during any year, excluding compensation issued under certain awards made on or before December 31, 2017 that qualify as "performance-based compensation."

        Federal Tax Consequences.    The U.S. federal income tax discussion that follows is intended for general information only and is based on current regulations. State and local income tax consequences are not discussed, and may vary from locality to locality.

        NSOs.    An optionee who is granted an NSO will not realize taxable income at the time the stock option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and, subject to section 162(m) of the Internal Revenue Code and the requirement of reasonableness, ION will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired equal the exercise price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize long- or short-term capital gain or loss, depending upon the length of time the shares are held after the option is exercised.

        ISOs.    An optionee is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of ION or a subsidiary at all times from the date of grant until three months preceding exercise, or one year in the case of death or disability, and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option. If the optionee satisfies both the employment rule and the holding rule, then, for regular federal income tax purposes, the optionee will not realize income upon exercise of the option and we will not be allowed an income tax deduction. The difference between the option exercise price and the amount realized upon sale or disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an option by the estate of an optionee, provided that the optionee satisfied the employment rule as of the date of such optionee's death. If the optionee meets the employment rule but fails to observe the holding rule, a sale of the shares would be considered to be a "disqualifying disposition," in which case the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as long-term or short-term capital gain, depending on the length of time the stock was held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option exercise price. In both situations, our tax deduction will be limited to the amount of ordinary income recognized by the optionee. Different consequences apply for an optionee who is subject to the alternative minimum tax under the Internal Revenue Code.

        Restricted Stock and Restricted Stock Units.    Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient has previously elected to accelerate recognition income as of the date of grant. Restricted stock unit awards are generally subject to ordinary income tax at the time of the issuance of unrestricted shares. Unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing instances, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        SARs.    Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then-current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs.

        However, upon the settlement of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

        Performance Shares and Performance Units.    A participant is not taxed upon the grant of performance shares or performance units. Upon receipt of the shares or cash underlying the award, the participant will be taxed at ordinary income tax rates on the amount of cash received or the current fair market value of stock received, and we will be entitled to a corresponding tax deduction. The participant's basis in any shares acquired pursuant to the settlement of performance shares or performance units will be equal to the amount of ordinary income on which he was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

        Withholding.    We have the right to reduce the number of shares of Common Stock deliverable pursuant to the 2013 LTIP by an amount that would have a fair market value up to the maximum amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that we reasonably believe will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to the participant, pursuant to the 2013 LTIP or otherwise.

        The foregoing is only a summary of the effects of U.S. federal income taxation upon plan participants and the Company with respect to the grant and exercise of awards under the 2013 LTIP based on the U.S. federal income tax laws in effect as of the date of this Proxy Statement. It does not intend to be exhaustive and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable or the gift, estate, excise (including application of Section 409A of the Internal Revenue Code), or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2013 LTIP.

        New Plan Benefits.    It is not possible to predict the individuals who will receive future awards under the 2013 LTIP or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Compensation Committee. However, please refer to the description of grants made to our named executive officers in the fiscal year 2017 described in the "Executive Compensation—2017 Grants of Plan-Based Awards" table above. Grants made to our non-employee directors in the last fiscal year are described under "Executive Compensation—Director Compensation" above. On October 29, 2018, the closing price of a share of our Common Stock on the NYSE was $11.49.

        Termination or Amendment of the 2013 LTIP.    The Board may amend, alter or discontinue the 2013 LTIP at any time. The Board or the Compensation Committee may amend the terms of any award previously granted; however, no amendment or discontinuance may impair the existing rights of any participant without the participant's consent. The Board may not amend the 2013 LTIP without shareholder approval if the amendment would (i) materially increase the benefits received by participants, (ii) materially increase the maximum number of shares that may be issued under the plan, (iii) materially modify the plan's eligibility requirements or (iv) require shareholder approval as a matter of law or under rules of the NYSE.

        The 2013 LTIP also provides that stock options granted under the plan will not be (i) repriced by lowering the exercise price after grant or (ii) replaced or regranted through cancellation. In addition, we will seek the approval of our shareholders for any amendment if approval is necessary to comply with the Internal Revenue Code, federal or state securities laws or any other applicable rules or regulations. Unless sooner terminated, the 2013 LTIP will expire on May 21, 2023, and no awards may be granted under the 2013 LTIP after that date.

Required Vote

        The proposal to approve the amendments to the 2013 LTIP requires a majority of the votes cast on the proposal.

The Board recommends a vote "FOR" the approval of the
proposal to amend the 2013 LTIP.

 OTHER MATTERS

        Our Bylaws provide that business transacted at any special meeting of shareholders shall be limited to the purposes stated in a resolution approved by a majority of the Board or a committee designated for such purpose by the Board. Accordingly, no business other than the proposal to amend the 2013 LTIP shall be conducted at the Special Meeting.

SOLICITATION OF PROXIES

        The entire expense of preparing and mailing this Proxy Statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, and solicitors, public relations, transportation, and litigation) will be borne by us. In addition to the use of the mail, we or certain of our employees may solicit proxies by telephone, telegram, and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. The entire cost of the proxy solicitation will be borne by us.

        Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of our Common Stock that such institutions hold of record, and we will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

HOUSEHOLDING OF PROXIES

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for this Proxy Statement with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies.

        Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

        At any time, you may request a separate copy of this Proxy Statement by sending a written request to Matthew Powers, Executive Vice President, General Counsel and Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042-2855.

        The following sets forth the text of the proposed amendments to the Company's Second Amended and Restated 2013 Long-Term Incentive Plan. Proposed deletions are struck out, and proposed additions are underlined.

ANNEX A

~~SECOND~~THIRD AMENDED AND RESTATED

2013 LONG-TERM INCENTIVE PLAN

SECTION 1

GENERAL PROVISIONS RELATING
TO PLAN GOVERNANCE, COVERAGE AND BENEFITS

        1.1    Purpose

        The purpose of the Plan is to foster and promote the long-term financial success of ION Geophysical Corporation, a Delaware corporation (including any successors-in-interest, the "Company") and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of Directors and selected key Employees and Consultants, (b) motivating superior performance of Directors and key Employees and Consultants by means of long-term performance related incentives, (c) encouraging and providing Directors and selected key Employees and Consultants with a program for obtaining ownership interests in the Company that link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining Directors and selected key Employees and Consultants by providing competitive incentive compensation opportunities, and (e) enabling Directors and selected key Employees and Consultants to share in the long-term growth and success of the Company.

        The Plan provides for payment of various forms of incentive compensation. Except as provided in Section 8.13, it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

        This ~~second~~third amendment and restatement of the Plan is effective on ~~February 6, 2017~~November 30, 2018 (the "Effective Date") (with the Plan having an original effective date of May 22, 2013 ~~(the "Effective Date")~~). The Plan, as amended and restated, will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 8.6, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may any Incentive Award be granted under the Plan after ten (10) years from the Effective Date. As to any Incentive Award issued after the Effective Date, the terms of this amended and restated Plan supersede the terms of the Plan immediately prior to the Effective Date. With respect to Incentive Awards issued to Covered Employees prior to November 4, 2017, nothing in this amendment and restatement of the Plan is intended to modify an Incentive Award that was outstanding on December 31, 2017 and to the extent any change to this Plan would cause an Incentive Award to not qualify for any transition rule provided by the law titled "An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018, Public Law 115-97 (2017)", the terms of this Plan as in effect immediately prior to its amendment and restatement shall continue to apply to such Incentive Award.

        1.2    Definitions

        The following terms shall have the meanings set forth below:

          (a)    Appreciation.    The difference between the Fair Market Value of a share of Common Stock on the date of exercise of a SAR and the option exercise price per share of the SAR.

          (b)    Authorized Officer.    The Chairman of the Board, the CEO, any Senior Vice President or Vice President or any other senior officer of the Company to whom any of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

          (c)    Board.    The Board of Directors of the Company.

          (d)    Cause.    Except as otherwise provided by the Committee or as otherwise provided in a Grantee's employment agreement, when used in connection with the termination of a Grantee's Employment or service, shall mean the termination of the Grantee's Employment or Grantee's services as a Director or Consultant by the Company or any Subsidiary by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (iii) the willful and proven misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him which is not cured to the reasonable satisfaction of the Company within thirty (30) days after written or electronic notice of such failure is provided to Grantee by the Board or by a designated officer of the Company or a Subsidiary; (v) the knowing engagement by the Grantee in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company's or Subsidiary's conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary; or (vii) the material breach by a Consultant of such Grantee's contract with the Company.

          (e)    CEO.    The Chief Executive Officer of the Company.

          (f)    Change in Control.    Any of the events described in and subject to Section 7.7.

          (g)    Code.    The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

          (h)    Committee.    A committee appointed by the Board consisting of at least two directors~~,~~ who, with respect to Incentive Awards issued prior to January 1, 2018, fulfill the "outside directors" requirements of Section 162(m) of the Code, to administer the Plan. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

          (i)    Common Stock.    The common stock of the Company, $.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified, re-capitalized, or exchanged.

          (j)    Consultant.    An independent agent, consultant, attorney, an individual who has agreed to become an Employee within the next six months, or any other individual who is not a Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person, and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

          (k)    Covered Employee.    A named executive officer who is one of the group of covered employees, as defined in Section 162(m) of the Code and Treasury Regulation § 1.162-27(c) (or its successor), during any such period that the Company is a Publicly Held Corporation.

          (l)    Deferred Stock.    Shares of Common Stock to be issued or transferred to a Grantee under an Other Stock-Based Award granted pursuant to Section 5 at the end of a specified deferral period, as set forth in the Incentive Agreement pertaining thereto.

          (m)    Director.    Any individual who is a member of the Board.

          (n)    Disability.    As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination by such physician upon request.

          (o)    Employee.    Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

          (p)    Employment.    Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, government service or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion. Unless otherwise provided in the Incentive Agreement, the term "Employment" for purposes of the Plan is also defined to include compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary).

          (q)    Exchange Act.    The Securities Exchange Act of 1934, as amended.

          (r)    Fair Market Value.    While the Company is a Publicly Held Corporation, the Fair Market Value of one share of Common Stock on the date in question is deemed to be the closing sales price on the immediately preceding business day, or the nearest preceding business day on which there was a closing sales price, of a share of Common Stock as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or as quoted on any national interdealer quotation system, if such shares are not so listed. In the case of stock option exercise via the same-day sale or sell-to-cover, Fair Market Value for shares sold shall be deemed to be the sale price.

          (s)    Full-Value Award.    An award of Restricted Stock, Restricted Stock Units, unrestricted Common Stock, Performance Shares, Performance Units or other Incentive Award that entitles the Grantee to receive the entire value of each Share upon vesting at no cost to the Grantee. In contrast, Stock Options, Stock Appreciation Rights and similar appreciation awards are not Full-Value Awards.

          (t)    Grantee.    Any Employee, Director or Consultant who is granted an Incentive Award under the Plan.

          (u)    Immediate Family.    With respect to a Grantee, the Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

          (v)    Incentive Agreement.    The written or electronic agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 7.1(a).

          (w)    Incentive Award.    A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Stock Appreciation Right, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award, as well as any Supplemental Payment.

          (x)    Incentive Stock Option or ISO.    A Stock Option granted by the Committee to an Employee under Section 2 that is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          (y)    Insider.    While the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

          (z)    Non-Employee Director.    A Director who is not an Employee.

          (aa)    Non-Employee Director Award.    Any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award granted, whether singly or in combination, to a Grantee who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

          (bb)    Nonstatutory Stock Option.    A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option or to which Section 421 of the Code does not apply.

          (cc)    Option Price.    The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

          (dd)    Other Stock-Based Award.    An award granted by the Committee to a Grantee under Section 5 that is not a Nonstatutory Stock Option, SAR, Performance Share, Performance Unit, Restricted Stock or Restricted Stock Unit and is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

          (ee)    Parent.    Any corporation (whether now or hereafter existing) that constitutes a "Parent" of the Company, as defined in Section 424(e) of the Code.

          (ff)    Performance-Based Exception.    The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Section 162(m) of the Code and Treasury Regulation § 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation~~.~~ with respect to Incentive Awards issued prior to January 1, 2018.

          (gg)    Performance Period.    A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Share, Performance Unit or Other Stock-Based Award.

          (hh)    Performance Share.    An Incentive Award granted by the Committee to a Grantee under Section 3 representing a contingent right to receive Shares of Common Stock at the end of a Performance Period.

          (ii)    Performance Unit.    An Incentive Award granted by the Committee to a Grantee under Section 3 representing a contingent right to receive Shares of Common Stock at the end of a Performance Period, except no Shares are actually awarded to the Grantee on the date of grant.

          (jj)    Period of Restriction.    A period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 4.

          (kk)    Plan. ~~Second~~Third Amended and Restated 2013 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

          (ll)    Publicly Held Corporation.    A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

          (mm)    Restricted Stock.    An Award granted to a Grantee pursuant to Section 4.

          (nn)    Restricted Stock Unit.    An Award granted to a Grantee pursuant to Section 4, except no Shares are actually awarded to the Grantee on the date of grant.

          (oo)    Retirement.    The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement on any date after the Employee has had at least five years of continuous service and has attained the normal retirement age of 65 years, or such other age as may be designated from time to time by the Committee.

          (pp)    Share.    A share of Common Stock of the Company.

          (qq)    Share Pool.    The number of Shares authorized for issuance under Section 1.4 as adjusted for awards and payouts under Section 1.5 and as adjusted for changes in corporate capitalization under Section 7.5.

          (rr)    Spread.    The difference between the exercise price per Share specified in any SAR grant and the Fair Market Value of a Share on the date of exercise of the SAR.

          (ss)    Stock Appreciation Right or SAR.    A Stock Appreciation Right described in Section 2.4.

          (tt)    Stock Option or Option.    Pursuant to Section 2 or Section 6, (i) an Incentive Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to an Employee, Director or Consultant, whereunder such option the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, only an Employee of the Company, Parent or Subsidiary may be granted an Incentive Stock Option.

          (uu)    Subsidiary.    Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

          (vv)    Supplemental Payment.    Any amount, as described in Sections 2.5, 3.3 and/or 4.3, that is dedicated to payment of income taxes that are payable by the Grantee resulting from an Incentive Award.

        1.3    Plan Administration

          (a)    Authority of the Committee.    Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; (vi) authorize one or more executive officers of the Company to select Employees to participate in the Plan and to determine the type and size of each Incentive Award to be granted to such employees for awards of 5,000 Shares or less; and (vii) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Notwithstanding the preceding, without the prior approval of the Company's shareholders, any Stock Option previously granted under the Plan shall not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted option, except as provided in Section 7.5.

          (b)    Meetings.    The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee, and the Committee may hold telephonic meetings.

          (c)    Decisions Binding.    All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Employees, Directors, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

          (d)    Modification of Outstanding Incentive Awards.    Subject to the stockholder approval requirements of Section 8.6, if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted, or (ii) consented to by such Grantee; provided, however, no Stock Option issued under the Plan will be repriced, replaced or regranted through cancellation, or by lowering the Option Price of a previously granted Stock Option and the period during which a Stock Option may be exercised shall not be extended such that the compensation payable under the Stock Option would be subject to the excise tax applicable under Section 409A of the Code. With respect to an Incentive Award that is an incentive stock option (as described in Section 422 of the Code), no adjustment to such option shall be made to the extent constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. Except as provided in this Plan in connection with a Change of Control or a Corporate Event, the language of this Section 1.3(d) prohibits all forms of repricing, including cash buyouts and Incentive Award exchanges, without stockholder approval.

          (e)    Delegation of Authority.    The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, except as provided in Section 1.3(a), the Committee may not delegate to any person the authority to (i) grant Incentive Awards, or (ii) take any action that would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

          (f)    Expenses of Committee.    The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents, as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

          (g)    Indemnification.    Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles or Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          (h)    Awards in Foreign Countries.    The Board shall have the authority to adopt modifications, procedures, sub-plans, and other similar plan documents as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the benefits of Incentive Awards made to individuals employed or providing services in such countries and to meet the objectives of the Plan.

        1.4    Shares of Common Stock Available for Incentive Awards

        Subject to this Section 1.4 and subject to adjustment under Section 7.5, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Options that may be exercised or settled in Common Stock) ~~1,248,667~~1,661,130 Shares of Common Stock.

        The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder; provided, however, the aggregate number of Shares which may be issued upon exercise of ISOs shall in no event exceed ~~1,248,667~~1,661,130 Shares (subject to adjustment pursuant to Section 7.5).

        Subject to adjustment under Section 7.5 and the limit set forth above, the following additional limits are imposed under the Plan:

          ~~(a)~~ (a)    At no time shall the number of Shares issued pursuant to Full-Value Awards exceed ~~412,060~~1,661,130 Shares.

          ~~(b)~~ (b)    The maximum number of Shares that may be covered by Incentive Awards granted to any one individual ~~pursuant to Section 2 (relating to Options and SARs)~~ shall be ~~1,248,667~~1,661,130 Shares during any one calendar-year period. ~~To the extent required by~~

  ~~Section 162(m) of the Code, Shares subject to the foregoing limit with respect to which the related Incentive Award described in Section 2 is forfeited, expires, or is canceled shall not again be available for grant under this limit.~~

          ~~(c)~~ (c)    For Performance Shares and/or Performance Units that are intended to qualify for the Performance-Based Exception, no more than ~~1,248,667~~1,661,130 Shares may be delivered to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Performance Shares and/or Performance Units are earned ends in the same year in which it begins or in a later calendar year; provided that Performance Shares and/or Performance Units described in this paragraph (c) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If the Performance Shares and/or Performance Units are denominated in Shares but are settled in an equivalent amount of cash, the foregoing limit shall be applied as though the Incentive Award was settled in Shares; and (ii) If delivery of Shares or cash is deferred until after Performance Shares and/or Performance Units have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

          ~~(d)~~ (d)    For Supplemental Payments that are intended to qualify for the Performance-Based Exception, no more than $2,000,000 may be paid to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Supplemental Payment is earned ends in the same year in which it begins or in a later calendar year; provided that Supplemental Payments described in this paragraph (d) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If a Supplemental Payment is denominated in cash but an equivalent amount of Shares is delivered in lieu of delivery of cash, the foregoing limit shall be applied as though the Supplemental Payment was settled in cash; and (ii) if delivery of Shares or cash is deferred until after the Supplemental Payment has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Supplemental Payment is earned shall be disregarded.

        1.5    Share Pool Adjustments for Awards and Payouts

        The following Incentive Awards and payouts shall reduce, on a one-Share-for-one-Share basis, the number of Shares authorized for issuance under the Share Pool:

          (a)   Stock Option;

          (b)   SAR;

          (c)   A payout of a Performance Share in Shares;

          (d)   A payout of Performance Units in Shares;

          (e)   Restricted Stock or a payout of Restricted Stock Units in Shares; and

          (f)    A payout of an Other Stock-Based Award in Shares.

        The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

          (A)  A payout of an SAR or Other Stock-Based Award in the form of cash;

          (B)  A payout of Performance Units in the form of cash;

          (C)  A payout of Restricted Stock Units in the form of cash;

          (D)  A cancellation, termination, expiration, forfeiture, or lapse for any reason of any Shares subject to an Incentive Award; and

          (E)  Payment of an Option Price with previously acquired Shares or by withholding Shares that otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price plus any Shares withheld to pay withholding taxes).

        1.6    Common Stock Available

        The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) are authorized but unissued, or (c) to be purchased or acquired by the Company. No fractional Shares shall be issued under the Plan; any payment for fractional Shares shall be made in cash.

        1.7    Participation

          (a)    Eligibility.    Subject to Section 1.3(e), the Committee shall from time to time designate those key Employees, Directors or Consultants, if any, to be granted Incentive Awards under the Plan, the type and number of Incentive Awards granted, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

          (b)    Incentive Stock Option Eligibility.    No Consultant or Non-Employee Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

        1.8    Types of Incentive Awards

        The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in Section 2, Performance Shares, Performance Units and Supplemental Payments as described in Section 3, Restricted Stock, Restricted Stock Units and Supplemental Payments as described in Section 4, and Other Stock-Based Awards and Supplemental Payments as described in Section 5, and any combination of the foregoing.

SECTION 2

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1    Grant of Stock Options

        The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Directors or Consultants, and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

        2.2    Stock Option Terms

          (a)    Agreement.    Each grant of a Stock Option shall be evidenced by a written or electronic Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth, subject to Section 422 of the Code, the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Incentive Agreement, and need not be uniform among all Stock Options issued pursuant to the Plan. In addition, Incentive Agreement shall state whether the Stock Option is intended to meet the requirements of Section 422 of the Code.

          (b)    Number of Shares.    Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

          (c)    Exercise Price.    The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that in the case of a Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted (110% in the case of an Incentive Stock Option for 10% or greater shareholders pursuant to Section 1.7(b)). Each Stock Option shall specify the method of exercise, which shall be consistent with the requirements of Section 2.3(a).

          (d)    Term.    In the Incentive Agreement, the Committee shall fix the term of each Stock Option, which shall be not more than ten (10) years from the date of grant (five years for ISO grants to 10% or greater shareholders pursuant to Section 1.7(b)). In the event no term is fixed, such term shall be ten (10) years from the date of grant.

          (e)    Exercise.    The Committee may determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be as set forth in the Incentive Agreement. If not otherwise designated in the applicable Incentive Agreement or determined by the Committee, and subject to the provisions of the Plan regarding accelerated vesting and termination, each award of Stock Options granted under this Section 2 shall become vested as to 25% of the total number of Shares subject thereto on each of the following dates: (i) the first anniversary of the date of grant, (ii) the second anniversary of the date of grant, (iii) the third anniversary of the date of grant, and (iv) the fourth anniversary of the date of grant.

          (f)    $100,000 Annual Limit on Incentive Stock Options.    Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then such Incentive Stock Options, only to the extent of such excess, shall automatically be deemed to be Nonstatutory Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Incentive Agreement, shall remain unchanged.

        2.3    Stock Option Exercises

          (a)    Method of Exercise and Payment.    Stock Options shall be exercised by the delivery of a signed written or company-approved electronic notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised.

          The Option Price upon exercise of any Stock Option shall, pursuant to the exercise methods allowed by the Incentive Agreement, be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, or (iii) by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) by any combination of (i), (ii), and (iii) above. In the event of the absence of any specifically allowed exercise methods in the Incentive Agreement, the participant may, subject to applicable law, use any of the methods listed in this Section 2.3(a). Any payment in Shares shall be effected by surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. The Company shall not withhold shares, and the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

          While the Company is a Publicly Held Corporation, the Committee may also allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a "same-day sale" or "sell-to-cover" exercise with a broker or dealer), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

          As soon as practicable after receipt of a written or electronic notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the appropriate electronic shares transfer system or in the United States mail, addressed to Grantee or other appropriate recipient.

          Subject to Section 7.2 during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian or personal representative in the event of his Disability) or by a broker or dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a) .

          (b)    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any stockholders' agreement, buy/sell agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or quoted, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written or electronic representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

          (c)    Notification of Disqualifying Disposition of Shares from Incentive Stock Options.    Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired, or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

          (d)    Proceeds of Option Exercise.    The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

          (e)    Information Required in Connection with Exercise of Incentive Stock Option.    The Company shall provide the Grantee with a written statement required by Section 6039 of the Code no later than January 31 of the year following the calendar year during which the Grantee exercises an Option that is intended to be an Incentive Stock Option.

        2.4    Stock Appreciation Rights

          (a)    Grant.    The Committee may grant Stock Appreciation Rights ("SARs").

          (b)    General Provisions.    The terms and conditions of each SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than 100% of the Fair Market Value of a Share of Common Stock on the date of grant of the SAR. The term of an SAR shall be determined by the Committee.

          (c)    Exercise.    SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the SAR grant.

          (d)    Settlement.    Upon exercise of an SAR, the holder shall receive, for each Share specified in the SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement. The Spread shall be paid within thirty (30) calendar days of the exercise of the SAR. If the Spread is to be paid in Common Stock or cash only, the resulting shares or cash shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the SAR is exercised multiplied by the Spread in such Shares, and (2) is the Fair Market Value of a Share on the exercise date. If a portion of the Spread is to be paid in Shares, the Share amount shall be determined by calculating the amount of cash payable pursuant to the preceding sentence then by dividing (1) as defined herein, minus the amount of cash payable, by (2) as defined herein.

        2.5    Supplemental Payment on Exercise of Nonstatutory Stock Options or Stock Appreciation Rights

        The Committee, either at the time of grant or as of the time of exercise of any Nonstatutory Stock Option or Stock Appreciation Right, may provide in the Incentive Agreement for a Supplemental Payment by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and/or Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

SECTION 3

PERFORMANCE SHARES AND PERFORMANCE UNITS

        3.1    Performance Based Awards

        The Committee is authorized to grant Performance Shares and/or Performance Units to selected Grantees who are Employees or Consultants. Each grant of Performance Shares and/or Performance Units shall be evidenced by an Incentive Agreement in such amounts and upon such terms as shall be determined by the Committee. The Committee may make grants of Performance Shares and/or Performance Units in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Shares and/or Performance Units and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.

        3.2    Performance Share or Performance Unit Award Terms

          (a)    Agreement.    The terms and conditions of each grant of Performance Share and/or Performance Unit Award shall be evidenced by an Incentive Agreement that shall specify the Performance Period(s), the Performance Criteria, the number of Performance Shares or the number of Performance Units granted, and such other provisions as the Committee shall determine.

          (b)    Transferability.    Except as provided in this Plan or an Incentive Agreement, Performance Shares and/or Performance Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Performance Period established by the Committee and specified in the Incentive Agreement (and, in the case of Performance Units, until the date of delivery or other payment), and the Performance Criteria have been met and confirmed by the Committee or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Incentive Agreement or otherwise at any time by the Committee. All rights with respect to the Performance Shares and/or Performance Units granted to a Grantee under the Plan shall be available during his lifetime only to such Grantee, except as otherwise provided in an Incentive Agreement or at any time by the Committee.

          (c)    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Performance Shares and/or Performance Units granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Grantees pay a stipulated purchase price for each Performance Share or Performance Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which Shares are listed or traded, or holding requirements or sale restrictions placed on Shares by the Company upon vesting of such Performance Shares and/or Performance Units.

          To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Performance Shares in the Company's possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.

          Except as otherwise provided in this Section 3, Shares covered by each Performance Share Award shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations) at the close of the Performance Period and after confirmation by the Committee (but no later than 2 1/2 months following the end of the year that contains the close of the Period of Restriction), or as soon as practicable thereafter. Performance Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

          (d)    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 7.1(c), each certificate representing Performance Shares granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

          THE SALE OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE THIRD AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN, AND IN THE ASSOCIATED INCENTIVE AGREEMENT. A COPY OF THE PLAN AND SUCH INCENTIVE AGREEMENT MAY BE OBTAINED FROM ION GEOPHYSICAL CORPORATION.

          (e)    Voting Rights.    Unless otherwise determined by the Committee or as otherwise set forth in a Grantee's Incentive Agreement, to the extent permitted or required by law, as determined by the Committee, Grantees holding Performance Shares granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Performance Period. A Grantee shall have no voting rights with respect to any Performance Units granted hereunder.

          (f)    Termination of Employment.    Each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to retain Performance Shares and/or Performance Units following termination of the Grantee's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Incentive Agreement entered into with each Grantee, need not be uniform among all Performance Shares and/or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

          (g)    Section 83(b) Election.    The Committee may provide in an Incentive Agreement that the Award of Performance Shares is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Performance Share Award, the Grantee shall be required to file promptly a copy of such election with the Company.

          (h)    Performance Criteria.

              (i)  The grant of Performance Shares shall be subject to such conditions, restrictions and contingencies, as determined by the Committee.

             (ii)  The Committee may designate a grant of Performance Shares to any Grantee as intended to qualify for the Performance-Based Exception. To the extent required by Code section 162(m), any grant of Performance Shares so designated shall be conditioned on the achievement of one or more performance goals, subject to the following:

              (A)  The performance goals shall be based upon criteria in one or more of the following categories: performance of the Company as a whole, performance of a segment of the Company's business, and individual performance. Performance criteria for the

      Company shall relate to the achievement of predetermined financial objectives for the Company and its Subsidiaries on a consolidated basis. Performance criteria for a segment of the Company's business shall relate to the achievement of financial and operating objectives of the segment for which the Grantee is accountable.

              (B)  Performance criteria shall include pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense; or measures of customer satisfaction and customer service, as determined from time to time including the relative improvement therein.

              (C)  Individual performance criteria shall relate to a Grantee's overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. Performance goals may differ among Grantees.

          (i)    Modification.    If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers to be necessary. However, if any Performance Shares are designated as intended to qualify for the Performance-Based Exception, no such modification shall be made to the extent the modification would otherwise cause the Performance Shares to not qualify for the Performance-Based Exception.

          (j)    Payment.    The basis for payment of Performance Shares for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period as specified in the Grantee's Incentive Agreement. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the number of Performance Shares may be based on the degree to which actual performance exceeded the pre-established minimum performance standards.

          The amount of payment shall be determined by multiplying the number of Performance Shares granted at the beginning of the Performance Period times the final Performance Share value. Payments shall be made in cash or Common Stock in the discretion of the Committee as specified in the Incentive Agreement.

          (k)    Special Rule for Covered Employees.    This Section shall apply to Incentive Awards issued prior to January 1, 2018. No later than the ninetieth (90th) day following the beginning of a Performance Period (or 25% of the Performance Period), the Committee shall establish performance goals applicable to Performance Shares and/or Performance Units awarded to Covered Employees in such a manner as shall permit payments with respect thereto to qualify for the Performance-Based Exception, if applicable. If a Performance Share granted to a Covered Employee is intended to comply with the Performance-Based Exception, the Committee in establishing performance goals shall comply with Treasury Regulation § 1.162-27(e)(2) (or its successor). As soon as practicable following the Company's determination of the Company's financial results for any Performance Period, the Committee shall certify in writing: (i) whether the Company achieved its minimum performance for the objectives for the Performance Period, (ii) the extent to which the Company achieved its performance objectives for the Performance Period, (iii) any other terms that are material to the grant of Performance Shares, and (iv) the calculation of the payments, if any, to be paid to each Grantee for the Performance Period.

        3.3    Supplemental Payment on Vesting of Performance Shares and/or Performance Units

        The Committee, either at the time of grant or at the time of vesting of Performance Shares and/or Performance Units, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Performance Shares and/or Performance Units and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall also have the discretion to grant Supplemental Payments that are payable in Common Stock.

SECTION 4

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        4.1    Grant of Restricted Stock or Restricted Stock Units

        Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Grantees in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Grantee on the date of grant.

        4.2    Restricted Stock Award or Restricted Stock Unit Award Terms

          (a)    Agreement.    The terms and conditions of each grant of Restricted Stock Award and/or Restricted Stock Unit Award shall be evidenced by an Incentive Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. If not otherwise designated in the applicable Incentive Agreement or determined by the Committee, and subject to the provisions of the Plan regarding accelerated vesting and termination, the Period of Restriction on each Restricted Stock Award and/or Restricted Stock Unit Award under this Section 4 shall lapse with respect to the number of Shares of the Restricted Stock Award or the number of Restricted Stock Units on the following dates: (i) 33% of the Shares or units on the first anniversary of the date of grant, (ii) 33% of the Shares or units on the second anniversary of the date of grant, and (iii) the remaining Shares or units on the third anniversary of the date of grant.

          (b)    Transferability.    Except as provided in this Plan or an Incentive Agreement, Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Incentive Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Grantee under the Plan shall be available during his lifetime only to such Grantee, except as otherwise provided in an Incentive Agreement or at any time by the Committee.

          (c)    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Grantees pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.

        Except as otherwise provided in this Section 4, shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations) at the close of the Period of Restriction (but no later than 2 1/2 months following the end of the year that contains the close of the Period of Restriction), or as soon as practicable thereafter. Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

          (d)    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 7.1(c), each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

  THE SALE OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE 2013 LONG-TERM INCENTIVE PLAN, AND IN THE ASSOCIATED INCENTIVE AGREEMENT. A COPY OF THE PLAN AND SUCH INCENTIVE AGREEMENT MAY BE OBTAINED FROM ION GEOPHYSICAL CORPORATION.

          (e)    Voting Rights.    Unless otherwise determined by the Committee or as otherwise set forth in a Grantee's Incentive Agreement, to the extent permitted or required by law, as determined by the Committee, Grantees holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Period of Restriction. A Grantee shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

          (f)    Termination of Employment.    Each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Grantee's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Incentive Agreement entered into with each Grantee, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

          (g)    Section 83(b) Election.    The Committee may provide in an Incentive Agreement that the Award of Restricted Stock is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Grantee shall be required to file promptly a copy of such election with the Company.

        4.3    Supplemental Payment on Vesting of Restricted Stock and Restricted Stock Units

        The Committee, either at the time of grant or at the time of vesting of Restricted Stock or Restricted Stock Units, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Restricted Stock or Restricted Stock Units and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall also have the discretion to grant Supplemental Payments that are payable in Common Stock.

 SECTION 5

OTHER STOCK-BASED AWARDS

        5.1    Grant of Other Stock-Based Awards

        Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

        5.2   Other Stock-Based Award Terms

          (a)    Agreement.    The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.

          (b)    Purchase Price.    Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to 50% of the Fair Market Value of the Shares covered by such grant on the date of grant (or such percentage higher than 50% that is required by any applicable tax or securities law).

          (c)    Performance Criteria and Other Terms.    In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide for a Supplemental Payment similar to such payment as described in Section 4.3.

          (d)    Payment.    Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.

          (e)    Dividends.    The Grantee of an Other Stock-Based Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares of Common Stock.

 SECTION 6

PROVISIONS RELATING TO NON-EMPLOYEE DIRECTOR AWARDS

        6.1    Generally

        Awards under this Section 6 shall be made only to Non-Employee Directors and such awards shall be evidenced by a written or electronic agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan.

        6.2    Grants

          (a)    Time of Initial Award.    Subject to Section 6.2(c), if any person who is not, immediately prior to his appointment or election, an officer or employee of the Company shall become a Non-Employee Director of the Company, the Company may grant to such person (without any action by the Board or Committee) Restricted Stock or Restricted Stock Units under the Plan representing the number of shares of Common Stock designated from time to time by the Governance Committee of the Board. The date of grant of each such award shall be as provided by the policies of the Company then in effect, or such other date as the Governance Committee shall designate from time to time.

          (b)    Subsequent Annual Awards.    Subject to Section 6.2(c), during the term of this Plan, each Non-Employee Director may be granted (without any action by the Committee or the Board) under the Plan the number of shares of Restricted Stock or Restricted Stock Units to be designated from time to time by the Governance Committee of the Board. The date of grant of each such award shall be as provided by the policies of the Company then in effect, or such other date as the Governance Committee shall designate from time to time.

          (c)    Maximum Number of Options/Shares.    Grants pursuant to this Section 6.2 that would otherwise exceed the maximum number of Shares or limitations under Section 1.4 shall be prorated within such limitation.

        6.3    Restriction and Vesting Period.    Unless otherwise designated in the applicable Incentive Agreement or unless otherwise designated by the Governance Committee of the Board from time to time, and subject to Sections 6.4 and 6.5, each award of Restricted Stock or Restricted Stock Units granted under Section 6.2(a) shall become vested as to one-third of the total number of Shares subject thereto on each of the following dates: (i) the first anniversary of the date of grant, (ii) the second anniversary of the date of grant, and (iii) the third anniversary of the date of grant. Unless otherwise designated in the applicable Incentive Agreement or unless otherwise designated by the Governance Committee of the Board from time to time, and subject to Sections 6.4 and 6.5, each award of Restricted Stock or Restricted Stock Units granted under Section 6.2(b) shall become vested as to 100% of the total number of Shares subject thereto on the first anniversary of the date of grant.

        6.4    Termination of Directorship.    If a Non-Employee Director's services as a member of the Board terminate for any reason other than upon or because of a Corporate Event (as defined in Section 7.5(e)), any portion of an award of Restricted Stock or Restricted Stock Units granted pursuant to this Section 6 that is not then vested shall terminate. If a Non-Employee Director's services as a member of the Board terminate upon or because of a Corporate Event, an award of Restricted Stock or Restricted Stock Units granted pursuant to this Section 6 and then held by such participant may (as provided in or pursuant to Section 6.5) immediately become vested.

        6.5    Adjustments; Acceleration; Termination.    Awards of Restricted Stock and Restricted Stock Units granted under this Section 6 will be subject to adjustments, acceleration and termination as provided in Section 7.5, but only to the extent that such adjustment and any Board or Committee action in respect thereof in the case of a Corporate Event is effected pursuant to the terms of a reorganization agreement approved by the stockholders of the Company or is otherwise consistent with adjustments to the Restricted Stock or Restricted Stock Units held by persons other than executive officers or Directors of the Company (or, if there are none, consistent in respect of the underlying Shares, with the effect on or rights offered to stockholders generally). To the extent that any award of Restricted Stock or Restricted Stock Unit granted under this Section 6 is not vested prior to a Corporate Event, and no provision is (or consistent with the provisions of this Plan can be) made for the assumption, conversion, substitution or exchange of the Restricted Stock or Restricted Stock Units in the Corporate Event, the Restricted Stock or Restricted Stock Units will terminate upon the consummation of the Corporate Event. The participant, however, shall be entitled to the benefits of any alternative settlement of the award of Restricted Stock or Restricted Stock Units in such circumstances, as contemplated by Section 7.5.

        6.6    Non-Citizen Non-Employee Directors.    Notwithstanding anything in Section 6.2 to the contrary, grants of Restricted Stock or Restricted Stock Units to Non-Employee Directors who are non-citizens and non-residents of the United States (a "Non-Citizen Non-Employee Director") shall not be automatic and shall be made only in accordance with this Section 6.6. Any Non-Citizen Non-Employee Director shall either be granted the same Restricted Stock or Restricted Stock Units by the Committee as are granted to Non-Employee Directors pursuant to Section 6.2, or the Committee or the Board shall authorize the Board of Directors of any Subsidiary to grant Restricted Stock or Restricted Stock Units for the purpose and on terms and conditions that are substantially equivalent to those provided in Section 6.2; provided, however, that the Board, Committee, or Board of Directors of a Subsidiary, as applicable, may determine that one or more grants of such Restricted Stock or Restricted Stock Units to a Non-Citizen Non-Employee Director shall be on terms that are more restrictive to the Director than the terms set forth above in this Section 6 with respect to Non-Employee Director Restricted Stock or Restricted Stock Unit grants generally (for example, and without limitation, awards of Restricted Stock or Restricted Stock Unit grants to a Non-Citizen Non-Employee Director may be granted with a longer vesting schedule than the schedule contemplated by Section 6.3 or may be granted with regard to a smaller number of Shares or units to reflect necessary tax withholding or other issues applicable to the award to the Non-Citizen Non-Employee Director).

SECTION 7

PROVISIONS RELATING TO PLAN PARTICIPATION

        7.1    Plan Conditions

          (a)    Incentive Agreement.    Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award as determined by the Committee (including if terminated for Cause), (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a stockholders' agreement or other agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be acknowledged electronically or in writing by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

          (b)    No Right to Employment.    Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights or right to serve on the Board (including without limitation, rights to continued Employment or to continue to provide services as a Director or Consultant) by any Grantee or affect the right of the Company to terminate the Employment or services of any Grantee at any time without regard to the existence of the Plan.

          (c)    Securities Requirements.    The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange or national quotation system on which Shares are traded or quoted. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

        If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

        7.2    Transferability

        Incentive Awards granted under the Plan shall not be transferable or assignable, pledged, or otherwise encumbered other than by will or the laws of descent and distribution. However, with respect to Incentive Awards that are not Incentive Stock Options, the Committee may, in its discretion, authorize all or a portion of the Incentive Award to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee's Immediate Family, (ii) a trust or trusts for the exclusive benefit of Immediate Family members, (iii) a partnership in which Immediate Family members are the only partners, (iv) any other entity owned solely by Immediate Family members, or (v) pursuant to a domestic relations order that would qualify under ~~Code~~ Section 414(p) of the Code; provided that (A) the Incentive Agreement pursuant to which such Incentive Award is granted must expressly provide for transferability in a manner consistent with this Section 7.2, (B) the actual transfer must be approved in advance by the Committee, and (C) subsequent transfers of transferred Incentive Awards shall be prohibited except in accordance with the first sentence of this Section. Following any permitted transfer, the Incentive Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Grantee" (subject to the immediately succeeding paragraph) shall be deemed to refer to the transferee. The events of termination of employment, as set out in Section 7.6 and in the Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

        Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company and the Committee shall have no obligation to provide any notices to any Grantee or transferee thereof, including, for example, notice of the expiration of an Incentive Award following the original Grantee's termination of employment.

        The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute a transfer of the Incentive Award. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.2 shall be void and ineffective. The Committee in its discretion shall make all determinations under this Section 7.2.

        7.3    Rights as a Stockholder

          (a)    No Stockholder Rights.    Except as otherwise set forth in Section 3 or Section 4, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

          (b)    Representation of Ownership.    In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

        7.4    Listing and Registration of Shares of Common Stock

        The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange or quotation system on which Shares of Common Stock are traded or quoted. The Committee may, in its discretion, elect to suspend the right to exercise any Incentive Award during any Company-imposed employee "blackout" stock trading period that is necessary or desirable to comply with requirements of such laws, regulations or requirements. The Committee may also, in its discretion, elect to extend the period for exercise of any Incentive Award to reflect any such "blackout" period. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award.

        7.5    Change in Stock and Adjustments

          (a)    Changes in Law.    Subject to Section 7.7 (which only applies in the event of a Change of Control), in the event of any change in applicable law that warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, (iii) the price per Share for outstanding Incentive Awards, and/or (iv) Performance Period and/or Performance Criteria for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment, which shall be effective and binding.

          (b)    Exercise of Corporate Powers.    The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, re-capitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

          (c)    Recapitalization of the Company.    Subject to Section 7.7 (which only applies in the event of a Change in Control), in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), re-capitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (whether related to a Change in Control or not) affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Incentive Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Incentive Awards, (iii) the number of shares and type of Common Stock (or other securities or property) subject to the annual per-individual limitation under Section 1.4 of the Plan, (iv) the Option Price of each outstanding Incentive Award, and (v) the number of or Option Price of Shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate Option Price; provided, however, that the number of Shares of Common Stock (or other securities or property) subject to any Incentive Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Incentive Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Section 422 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

        Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Grantee of its computation of such adjustment or cash payment, which shall be conclusive and shall be binding upon each such Grantee.

          (d)    Issue of Common Stock by the Company.    Except as otherwise provided in this Section 7.5 and subject to Section 7.7 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards.

          (e)    Assumption of Incentive Awards by a Successor.    Unless otherwise determined by the Committee in its discretion pursuant to the next paragraph, but subject to the accelerated vesting and other provisions of Section 7.7 that apply in the event of a Change in Control, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock (or other securities or property) as may be issuable or payable with respect to or in exchange for the number of Shares which Grantee would have received had he exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options). A "Corporate Event" means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation, and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

        Subject to the accelerated vesting and other provisions of Section 7.7 that apply in the event of a Change in Control, in the event of a Corporate Event, the Committee in its discretion shall have the right and power to:

            (i)  cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event, over (B) the exercise price of such Incentive Award, if any; or

           (ii)  provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or

          (iii)  provide for the assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

        The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Subsection (e).

        7.6    Termination of Employment, Death, Disability and Retirement

          (a)    Termination of Relationship.    Unless otherwise expressly provided in the Grantee's Incentive Agreement, if the Grantee's Employment or services as a Director or Consultant is terminated for any reason other than due to his death, Disability, Retirement, or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of the effective date of his termination of Employment or service. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his vested Stock Options for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement for such Incentive Award, and (ii) three (3) months after the effective date of his termination of Employment or service.

          (b)    Termination for Cause.    Unless otherwise expressly provided in the Grantee's Incentive Agreement, in the event of the termination of a Grantee's Employment, or service as a Consultant or Director, for Cause, all vested and non-vested Stock Options and other Incentive Awards (other than vested Restricted Stock or vested Restricted Stock Units) granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m., Houston, Texas time, on the date of such termination of Employment or service for cause.

          (c)    Retirement.    Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the termination of Employment due to the Retirement (as defined in Section 1.2) of any Employee who is a Grantee:

              (i)  all of his Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award, and (B) the expiration of twelve (12) months after the effective date of his termination of Employment due to his Retirement (in the case of any Incentive Award other than an Incentive Stock Option) or three (3) months after the effective date of his termination of Employment due to his Retirement (in the case of an Incentive Stock Option); and

             (ii)  all of the restrictions and conditions of any of his Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and each such Incentive Award shall thereupon become free of all restrictions and fully vested.

          (d)    Disability or Death.    Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the termination of Employment or service as a Director due to the Disability or death of any Employee or Non-Employee Director who is a Grantee:

              (i)  all of his Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award, and (B) the expiration of twelve (12) months after the effective date of his termination of Employment or service due to his Disability or death;

             (ii)  any Period of Restriction with respect to any of his Restricted Stock or Restricted Stock Units shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and each such Incentive Award shall thereupon become free of all restrictions and fully vested; and

            (iii)  all of the restrictions and conditions of any of his Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and each such Incentive Award shall thereupon become free of all restrictions and fully vested.

        In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of "Disability" in Section 1.2, whether the Employee has incurred a "Disability" for purposes of determining the length of the Option exercise period following termination of Employment under this Subsection (d) shall be determined by reference to

Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this Subsection (d) has occurred.

          (e)    Continuation.    Subject to the conditions and limitations of the Plan and applicable law and regulation, in the event that a Grantee ceases to be an Employee or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written or electronic amendment to the Grantee's Incentive Agreement shall be required.

        7.7    Change in Control

        In the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the effective date of the Change in Control unless expressly provided otherwise in the Grantee's Incentive Agreement or otherwise designated in advance by the Committee:

          (a)   all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;

          (b)   any Period of Restriction with respect to any Restricted Stock or Restricted Stock Unit shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and thus each such Incentive Award shall become free of all restrictions and fully vested;

          (c)   all of the restrictions and conditions of any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become free of all restrictions and fully vested;

          (d)   all of the Restricted Stock, Restricted Stock Units and any Other Stock-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied; and

          (e)   all of the Incentive Awards subject to Performance Periods and/or Performance Criteria shall become fully vested at the higher of the current performance level or the Target Level, deemed earned in full, and promptly paid within two and a half (2 1/2) months to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

        Notwithstanding any other provision of this Plan, unless otherwise expressly provided in the Grantee's Incentive Agreement, the provisions of this Section 7.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written or electronic consent of the Grantee with respect to his outstanding Incentive Awards.

        For all purposes of this Plan, a "Change in Control" of the Company means the occurrence of any one or more of the following events:

          (A)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of

  Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a "Merger"), if, following such Merger, the conditions described in clauses (i) and (ii) of Section 7.7(c) are satisfied;

          (B)  Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (a solicitation by any person or group of persons for the purpose of opposing a solicitation of proxies or consents by the Board with respect to the election or removal of Directors at any annual or special meeting of stockholders) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (C)  Consummation of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or

          (D)  The sale or other disposition of all or substantially all of the assets of the Company.

        7.8    Exchange of Incentive Awards

        The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

SECTION 8

GENERAL

        8.1    Effective Date and Grant Period

        The ~~second~~third amendment and restatement of the Plan is adopted by the Board effective as of ~~February 6, 2017.~~November 30, 2018. No Incentive Award that is an Incentive Stock Option shall be granted under the Plan after ten (10) years from the Effective Date. Unless sooner terminated by action of the Board, this Plan will terminate at 5:00 p.m. Houston, Texas time, on May 21, 2023. Incentive Awards under this Plan may not be granted after that date, but any Incentive Award duly granted before that date will continue to be effective in accordance with its terms and conditions.

        8.2    Funding and Liability of Company

        No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

        8.3    Withholding Taxes

          (a)    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

          (b)    Share Withholding.    With respect to tax withholding required upon the exercise of Stock Options or SARs, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares or Units having a Fair Market Value on the date the tax is to be determined up to the maximum withholding tax which could be imposed on the transaction or such other applicable withholding rate allowed by the Company and applicable law. All such elections shall be made in electronically or writing, acknowledged by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

        8.4    No Guarantee of Tax Consequences

        Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

        8.5    Designation of Beneficiary by Grantee

        Incentive Awards under the Plan will be subject to a beneficiary election filed with the Company. The election will be filed with, and subject to all rules defined by, the Company and will apply to all Incentive Awards under the Plan. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

        8.6    Amendment and Termination

        The Board shall have the power and authority to terminate or amend the Plan at any time. No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written or electronic consent of such Grantee or other designated holder of such Incentive Award.

        In addition, to the extent that the Committee determines that (~~a~~i) the listing or qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, if applicable, or (~~b~~ii) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing or quotation system requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

        8.7    Governmental Entities and Securities Exchanges

        The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

        8.8    Successors to Company

        All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        8.9    Miscellaneous Provisions

          (a)   No Employee or Consultant, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Director or Consultant, any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

          (b)   By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

          (c)   Performance-based awards granted under the Plan to a Grantee who is subject to the Company's Compensation Recoupment Policy, as may be amended from time to time, may be reduced or subject to recoupment pursuant to the terms and conditions of such policy.

        8.10    Severability

        In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

        8.11    Gender, Tense and Headings

        Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

        8.12    Governing Law

        The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States or applicable provisions of the Delaware General Corporation Law.

        8.13    Deferred Compensation

        This Plan and any Incentive Agreement issued under the Plan is intended to meet the requirements of Section 409A of the Code and shall be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that an Incentive Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, except as the Board otherwise determines in writing, the Incentive Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the excise tax applicable under Section 409A of the Code. Any provision of this Plan or any Incentive Agreement that would cause an Incentive Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan or the Incentive Agreement, as applicable) to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event the Plan allows for a deferral of compensation, the Plan is intended to qualify for certain exemptions under Title I of ERISA provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees.

. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q The Board of Directors recommends a vote FOR Proposal No. 1. + ForAgainst Abstain 1. Approval of certain amendments to the Company’s Second Amended and Restated 2013 Long-Term Incentive Plan to increase the total number of shares of our Common Stock available for issuance and eliminate the restriction on the number of shares that can be issued as full value awards. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Special Meeting Proxy Statement of the Company is hereby acknowledged. Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date the Proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 9 2 8 8 1 2 02XFSC B A Special Meeting Proxy Card X IMPORTANT SPECIAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — ION Geophysical Corporation PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 30, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The aforesigned hereby appoints James M. Lapeyre, Jr. and R. Brian Hanson, and each of them, with full power of substitution to represent the aforesigned and to vote all of the shares of Common Stock in ION Geophysical Corporation (the “Company”), a Delaware corporation, that the aforesigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on Friday, November 30, 2018, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Special Meeting Proxy Statement of the Company dated November 1, 2018, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR PROPOSAL NO. 1. PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!

. C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 30, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/IO • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q The Board of Directors recommends a vote FOR Proposal No. 1. + ForAgainst Abstain 1. Approval of certain amendments to the Company’s Second Amended and Restated 2013 Long-Term Incentive Plan to increase the total number of shares of our Common Stock available for issuance and eliminate the restriction on the number of shares that can be issued as full value awards. Non-Voting Items Change of Address — Please print new address below. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Special Meeting Proxy Statement of the Company is hereby acknowledged. Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date the Proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 3 9 2 8 8 1 1 02XFRC C B A Special Meeting Proxy Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — ION Geophysical Corporation PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 30, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The aforesigned hereby appoints James M. Lapeyre, Jr. and R. Brian Hanson, and each of them, with full power of substitution to represent the aforesigned and to vote all of the shares of Common Stock in ION Geophysical Corporation (the “Company”), a Delaware corporation, that the aforesigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on Friday, November 30, 2018, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Special Meeting Proxy Statement of the Company dated November 1, 2018, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR PROPOSAL NO. 1. PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!